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                                                            EXHIBIT 16(b)(4)

                                  MASTER LEASE

         THIS MASTER LEASE (this "Lease") is made as of May 11, 2001 (the "Effective Date"), by and between ZUNO PROPERTY LLC, a Delaware limited liability company ("Lessor"), whose address is c/o U.S. Realty Advisors, LLC, 1370 Avenue of the Americas, New York, New York 10019, and SL PROPERTIES, INC., a Massachusetts corporation ("Lessee"), whose address is 100 Charles Park Road, West Roxbury, Massachusetts 02132.

                              W I T N E S S E T H :

         THAT, in consideration of the mutual covenants and agreements herein contained, Lessor and Lessee hereby covenant and agree as follows:

         1. CERTAIN DEFINED TERMS. The following terms shall have the following meanings for all purposes of this Lease:

         "ACKNOWLEDGEMENT" means the Acknowledgement of Master Lease Assignment and Subordination, Nondisturbance and Attornment Agreement dated as of the date of this Lease among Lessor, Lessee, Lender and Remainderman. A duplicate original Acknowledgement will be executed and recorded in the applicable real property records for each Property.

         "ADA" has the meaning set forth in Section 16.C.

         "ADDITIONAL RENTAL" has the meaning set forth in Section 5.C.

         "AFFILIATE" means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, "controls", "under common control with" and "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

         "AGGREGATE FIXED CHARGE COVERAGE RATIO" shall have the meaning set forth in Section 8.A.

         "APPLICABLE REGULATIONS" means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over Lessee and/or any of the Properties, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements and all applicable standards of the National Board of Fire Underwriters and the ADA, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to Lessee.

         "APPLICABLE RENT REDUCTION PERCENTAGE" means, with respect to any Property, a fraction, the numerator of which shall be the Purchase Price for such Property, and the denominator of which shall be the sum of the Purchase Price for all of the Properties then subject to this Lease, including such Property.


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         "APPROVED INSTITUTION" means either (i) Fleet National Bank or (ii)
any other domestic federal or state charted commercial bank located in any of the cities listed on the attached SCHEDULE III and having, at the time of selection, (i) a long-term deposit or long-term unsecured debt rating of at least AA or its equivalent issued by Standard & Poors Rating Group, Moody's Investors Service, Inc., any successor to such agencies or any other nationally recognized credit rating agency, and (ii) combined capital and surplus in excess of $100,000,000.00.

         "BASE ANNUAL RENTAL" means $2,741,633.40.

         "BASE MONTHLY RENTAL" means an amount equal to 1/12 of the applicable Base Annual Rental.

         "BUSINESS DAY" means a day on which banks located in Phoenix, Arizona are not required or authorized to remain closed (other than a Saturday and Sunday).

         "CODE" means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 ET SEQ., as amended.

         "DE MINIMIS AMOUNTS" shall mean, with respect to any given level of Hazardous Materials, that level or quantity of Hazardous Materials in any form or combination of forms, the use, storage or release of which does not constitute a violation of, or require regulation or remediation under, any Environmental Laws and is customarily employed in the ordinary course of, or associated with, similar businesses located in the states in which the Properties are located.

         "DEFAULT RATE" means 18% per annum or the highest rate permitted by law, whichever is less.

         "DISCLOSURES" has the meaning set forth in Section 8.C.

         "EFFECTIVE DATE" has the meaning set forth in the Preamble.

         "ENVIRONMENTAL INSURER" means American International Specialty Lines Insurance Company or such other insurer providing Environmental Policies reasonably acceptable to Lessor.

         "ENVIRONMENTAL LAWS" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to Hazardous Materials and/or the protection of human health or the environment, by reason of a Release or a Threatened Release of Hazardous Materials or relating to liability for or costs of Remediation or prevention of Releases. "Environmental Laws" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations, rulings, orders or decrees promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act.


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

"Environmental Laws" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the property; requiring notification or disclosure of Releases or other environmental condition of any of the Properties to any Governmental Authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements relating to Hazardous Materials in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to Hazardous Materials; and relating to wrongful death, personal injury, or property or other damage in connection with the physical condition or use of any of the Properties by reason of the presence of Hazardous Materials in, on, under or above any of the Properties.

         "ENVIRONMENTAL LIENS" has the meaning set forth in Section 16.D(ix).

         "ENVIRONMENTAL POLICIES" means the environmental insurance policy or policies, as applicable, issued by Environmental Insurer to Lessor with respect to the Properties, which Environmental Policies shall be in form and substance satisfactory to Lessor in its sole discretion.

         "EVENT OF DEFAULT" has the meaning set forth in Section 23.

         "EXTENDED TERM" means the period subsequent to the expiration of the Primary Term which this Lease is actually in effect.

         "FCCR LETTER OF CREDIT" shall have the meaning set forth in Section 23.A(ix) of this Lease.

         "FCCR PERIOD" means the twelve month period of time immediately preceding the date on which Lessee gives written notice to Lessor that Lessee is proposing to substitute a Substitute Property as permitted by Section 57.A.

         "FIXED CHARGE COVERAGE RATIO" has the meaning set forth in Section 57.B(i)(2).

         "FRANCHISE FINANCE" means Franchise Finance Corporation of America, a Maryland corporation, and its successors and assigns.

         "GAAP" means generally accepted accounting principles consistently applied.

         "GOVERNMENTAL AUTHORITY" means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority of the United States, the states in which the Properties are located or any political subdivision thereof.

         "GUARANTOR" means Uno Restaurant Corporation, a Delaware corporation.

         "GUARANTY" means that certain Unconditional Guaranty of Payment and Performance dated as of the date of this Lease to be executed by Guarantor with respect to the obligations of Lessee under this Lease, as the same may be amended from time to time.

         "HAZARDOUS MATERIALS" means (i) any toxic substance or hazardous waste, substance, solid waste, or related material, or any pollutant or contaminant; (ii) radon gas, asbestos in any


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form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contains dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent, or any petroleum product;
(iii) any substance, gas, material or chemical which is or may be defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," "hazardous wastes," "regulated substances" or words of similar import under any Environmental Laws; and (iv) any other chemical, material, gas or substance the exposure to or release of which is or may be prohibited, limited or regulated by any Governmental Authority that asserts or may assert jurisdiction over any of the Properties or the operations or activity at any of the Properties, or any chemical, material, gas or substance that does or may pose a hazard to the health and/or safety of the occupants of any of the Properties or the owners and/or occupants of property adjacent to or surrounding any of the Properties.

         "INDEMNIFIED PARTIES" means Lessor, Environmental Insurer, Remainderman, and Lender and their directors, officers, shareholders, trustees, beneficial owners, partners, members, and any directors, officers, shareholders, trustees, beneficial owners, partners, members of any beneficial owners, partners or members of Lessor, Environmental Insurer, Remainderman or Lender, and all employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any of the foregoing, including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of the assets and business of Lessor, Environmental Insurer, Remainderman or Lender, as applicable.

         "LEASE TERM" shall have the meaning described in Section 4.

         "LENDER" means FFCA Funding Corporation, a Delaware corporation, its successors and assigns, any successor lender in connection with any loan secured by Lessor's interest in any of the Properties, and any servicer of any loan secured by Lessor's interest in any of the Properties, including, without limitation, Franchise Finance Corporation of America, a Maryland corporation.

         "LESSEE ENTITIES" means, collectively, Lessee and Permitted Lessees and all Affiliates of Lessee and Permitted Lessees.

         "LOAN AGREEMENT" means the Loan Agreement dated as of the date of this Lease in effect between Lessor and Lender, as such agreement may be amended from time to time and any and all replacements or substitutions thereof.

         "LOAN DOCUMENTS" means, collectively, the Loan Agreement, the Notes, the Mortgages and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, all as amended and supplemented and any and all replacements or substitutions thereof.

         "LOSSES" means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, attorneys' fees, court costs and other costs of defense).


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

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the net worth or operation of Lessee, Guarantor or any of the Properties, including, without limitation, the operations of any of the Properties as a Permitted Facility and/or the value of any of the Properties, or (ii) Lessee's ability to perform its obligations under this Lease and the other Sale-Leaseback Documents.

         "MATURITY DATE" means June 1, 2021.

         "MEMORANDUM" means the memorandum of master lease dated as of the date of this Lease between Lessor and Lessee with respect to the Properties. A duplicate original Memorandum will be executed and recorded in the applicable real property records for each Property. Each Memorandum will contain exhibits with the addresses and store identification numbers for all of the Properties and the legal description for the applicable Property.

         "MORTGAGES" means, collectively, the mortgages, deeds of trust or deeds to secure debt, assignments of rents and leases, security agreements and fixture filings dated as of even date herewith executed by Lessor for the benefit of Lender with respect to the Properties, as such instruments may be amended, restated and/or supplemented from time to time and any and all replacements or substitutions thereof.

         "NOTES" means, collectively, the promissory notes dated as of the date of this Lease executed by Lessor and payable to Lender with respect to the Properties, as such notes may be amended, restated and/or substituted from time to time.

         "NOTICES" means, when used herein, written notice.

         "OTHER AGREEMENTS" means, collectively, all agreements and instruments now or hereafter entered into between, among or by (1) any of the Lessee Entities, and, or for the benefit (as intended beneficiary or intended third party beneficiary) of, (2) Lessor; provided, however, the term Other Agreements shall not include this Lease, the other Sale-Leaseback Documents, agreements between and among institutional lenders and one or more of the Lessee Entities, the Security Deposit Letter of Credit and FCCR Letter of Credit.

         "PARTICIPATION" means the granting of any participations in any document evidencing loan obligations or any or all servicing rights with respect thereto.

         "PERMITTED FACILITY" means a Pizzeria Uno Chicago Bar & Grill restaurant, other nationally or regionally recognized concepts owned by Lessee or other restaurant concept of a nationally or regionally recognized owner/operator; provided, however, that at least 9 of the Properties shall be operated as Pizzeria Uno Chicago Bar & Grill restaurants or another nationally or regionally recognized restaurant concept operated by Lessee and approved by Lessor and Lender.

         "PERMITTED SUBLEASES" means the master subleases of even date herewith of all the Properties by Lessee, as sublessor, to the Permitted Sublessees, as sublessees.

         "PERMITTED SUBLESSEE" or "PERMITTED SUBLESSEES" means, individually or collectively, as the context may require, Franklin Mills Pizzeria, Inc., a Pennsylvania corporation, Uno Restaurants, Inc., a Massachusetts corporation, Uno of Smithtown, Inc., a New York corporation, Uno of Smoketown, Inc., a Virginia corporation, Uno of Gurnee Mills, Inc., an Illinois


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corporation, Plizzettas of Burlington, Inc., a Vermont corporation, and Uno of Tennessee, Inc., a Tennessee corporation, or their successors or assigns.

         "PERSON" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

         "PERSONALTY" means all machinery, appliances, furniture, equipment, trade fixtures and other personal property of Lessee (excluding inventory) from time to time situated on or used in connection with the Properties; provided, however, the term "Personalty" shall not include the HVAC, walk-in coolers, walk-in freezers, supply fans, exhaust fans, air ducts, hoods, vents, built-in sinks, built-in countertops, plumbing and electrical fixtures, merchandise shelving, sign poles and lighting poles, all of which items are intended to be fixtures as such term is used within the definition of "Properties".

         "PREPAYMENT CHARGES" means, for purposes of this Lease, an amount equal to any prepayment premium or charge, yield maintenance payment, or other cost or expense imposed on Lessor by the applicable Lender in connection with the payment of the applicable Note(s) or promissory note(s) prior to the Maturity Date.

         "PRIMARY TERM" means the period commencing on the Effective Date and expiring on May 31, 2021.

         "PROPERTIES" means, collectively, the parcels of real estate described by address, Lessor Number and Unit Number in EXHIBIT A attached hereto as the same may be modified from time to time to reflect removed and substituted Properties and legally described in EXHIBIT A-1 attached hereto as the same may be modified from time to time to reflect removed and substituted Properties, all rights, privileges and appurtenances associated therewith, and all buildings, structures, fixtures and other improvements now or hereafter located on such real estate (excluding Personalty and inventory).

         "PROPERTY" means any one of the Properties.

         "PURCHASE PRICE" means, with respect to any Property, the amount of the purchase price corresponding to such Property as set forth on EXHIBIT A to the Sale-Leaseback Agreement.

         "QUESTIONNAIRES" means the environmental questionnaires completed by Lessee with respect to each of the Properties and submitted to Environmental Insurer in connection with the issuance of the Environmental Policies.

         "REJECTABLE OFFER" has the meaning set forth in Section 21.B.

         "REJECTABLE PURCHASE OFFER" has the meaning set forth in Section
58.A.

         "REJECTABLE SUBSTITUTION OFFER" has the meaning set forth in Section 57.A.

         "RELEASE" means any presence, release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials, except for De Minimis Amounts.


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         "REMAINDERMAN" means PiOne Remainder LLC, a Delaware limited liability company, which owns a remainder interest in the parcels of real estate described by address, Lessor Number and Unit Number in EXHIBIT A attached hereto and legally described in EXHIBIT A-1 attached hereto and all rights, privileges and appurtenances associated therewith, together with its successors and assigns.

         "REMEDIATION" means any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Materials, any actions to prevent, cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials.

         "SALE-LEASEBACK AGREEMENT" means that certain Sale-Leaseback Agreement dated as of the date hereof between Lessor and Sublessees with respect to the Properties.

         "SALE-LEASEBACK DOCUMENTS" means the Sale-Leaseback Agreement, this Lease, the Memorandum, the Guaranty, Security Deposit Letter of Credit, FCCR Letter of Credit, the Acknowledgement and all other documents executed in connection therewith or contemplated thereby.

         "SECURITIZATION" means one or more sales, dispositions, transfers or assignments by Lender or any Affiliate of Lender to a special purpose corporation, trust or other entity identified by Lender or any Affiliate of Lender of notes evidencing obligations to repay secured or unsecured loans owned by Lender or any Affiliate of Lender (and, to the extent applicable, the subsequent sale, transfer or assignment of such notes to another special purpose corporation, trust or other entity identified by Lender or any Affiliate of Lender), and the issuance of bonds, certificates, notes or other instruments evidencing interests in pools of such loans, whether in connection with a permanent asset securitization or a sale of loans in anticipation of a permanent asset securitization. Each Securitization shall be undertaken in accordance with all requirements which may be imposed by the investors or the rating agencies involved in each such sale, disposition, transfer or assignment or which may be imposed by applicable securities, tax or other laws or regulations, including, without limitation, laws relating to Lender's status as a real estate investment trust.

         "SUBSTITUTE PROPERTY" means one or more parcels of real estate substituted for any of the Properties in accordance with the requirements of
Section 57, together with all rights, privileges and appurtenances associated therewith, and all buildings, structures, fixtures and other improvements located thereon. For purposes of clarity, where two or more parcels of real property comprise a Substitute Property, such parcels shall be aggregated and deemed to constitute the Substitute Property for all purposes of this Lease.

         "THREATENED RELEASE" means a substantial likelihood of a Release which requires action pursuant to Environmental Law to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding any of the Properties which may result from such Release.


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         "TITLE COMPANY" means Lawyers Title Insurance Corporation, or such other nationally recognized title insurance company reasonably acceptable to Lessor.

         "TRANSFER" means any sale, transfer or assignment of any document evidencing loan obligations, or any or all servicing rights with respect thereto.

         2. DEMISE OF PROPERTIES. In consideration of the rentals and other sums to be paid by Lessee and of the other terms, covenants and conditions on Lessee's part to be kept and performed, Lessor hereby leases to Lessee, and Lessee hereby takes and hires, the Properties. The Properties are leased to Lessee "AS IS" and "WHERE IS" without representation or warranty by Lessor and subject to the rights of parties in possession, to the existing state of title, any state of facts which an accurate survey or physical inspection might reveal, and all Applicable Regulations now or hereafter in effect. Lessee has examined each of the Properties and title to each of the Properties and has found all of the same satisfactory for all of Lessee's purposes.

         3. CHARACTERIZATION OF LEASE. A. Lessor and Lessee intend that:

                  (i) this Lease constitutes a single master lease of all, but not less than all, of the Properties and that Lessor and Lessee have executed and delivered this Lease with the understanding that this Lease constitutes a unitary, unseverable instrument pertaining to all, but not less than all, of the Properties, and that neither this Lease nor the duties, obligations or rights of Lessee may be allocated or otherwise divided among the Properties by Lessee;

                  (ii) this Lease is a "true lease" and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease; and

                  (iii) the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between landlord and tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein.

         B. Lessor and Lessee acknowledge and agree that the Lease Term, including any term extensions provided for in this Lease, is less than the remaining economic life of each of the Properties.

         C. Lessee waives any claim or defense based upon the characterization of this Lease as anything other than a true lease and irrevocably waives any claim or defense which asserts that this Lease is anything other than a true lease. Lessee covenants and agrees that it will not assert that this Lease is anything but a true lease. Lessee stipulates and agrees not to challenge the validity, enforceability or characterization of the lease of the Properties as a true lease and further stipulates and agrees that nothing contained in this Lease creates or is intended to create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like. Lessee shall support the intent of the parties that the lease of the Properties pursuant to this Lease is a true lease and does not create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs.


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         D. Lessee waives any claim or defense based upon the
characterization of this Lease as anything other than a master lease of all of the Properties and irrevocably waives any claim or defense which asserts that this Lease is anything other than a master lease. Lessee covenants and agrees that it will not assert that this Lease is anything but a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Properties. Lessee stipulates and agrees not to challenge the validity, enforceability or characterization of the lease of the Properties as a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Properties. Lessee shall support the intent of the parties that this Lease is a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Properties, if, and to the extent that, any challenge occurs.

         E. Lessee represents and warrants to Lessor that (i) the Base Annual Rental is the fair market value for the use of the Properties and was agreed to by Lessor and Lessee on that basis, and (ii) the execution, delivery and performance by Lessee of this Lease does not constitute a transfer of all or any part of the Properties.

         F. The expressions of intent, the waivers, the representations and warranties, the covenants, the agreements and the stipulations set forth in this Section are a material inducement to Lessor entering into this Lease.

         4. LEASE TERM. The Lease Term for all of the Properties shall commence as of the Effective Date and shall expire on May 31, 2021, unless terminated sooner as provided in this Lease and as may be extended for four additional successive periods of five years each as set forth in Section 27 below. The time period during which this Lease shall actually be in effect is referred to herein as the "Lease Term."

         5. RENTAL, OTHER PAYMENTS AND SECURITY DEPOSIT. A. If the Effective Date is a date other than the first day of the month, Lessee shall pay Lessor on the Effective Date the Base Monthly Rental prorated on the basis of the ratio that the number of days from the Effective Date through the last day in the month containing the Effective Date bears to the number of days in such month. Thereafter, on or before the first day of each succeeding calendar month, Lessee shall pay Lessor in advance the Base Monthly Rental.

         B. All sums of money required to be paid by Lessee under this Lease which are not specifically referred to as rent ("Additional Rental") shall be considered rent although not specifically designated as such. Lessor shall have the same remedies for nonpayment of Additional Rental as those provided herein for the nonpayment of Base Annual Rental.

         C. On the Effective Date, Lessee shall deliver to Lessor a letter of credit in the amount of $1,000,000.00 (the "Security Deposit") naming Lessor, or at Lessor's direction, Lender, as beneficiary, issued by an Approved Institution, permitting partial draws thereon, and otherwise in the form of Exhibit B, attached hereto (the "Security Deposit Letter of Credit"). The Security Deposit Letter of Credit shall be held by Lessor as security for the performance of Lessee's obligations under this Lease. The Security Deposit Letter of Credit is not an advance rental deposit or a measure of Lessor's damages in the case of Lessee's default. Upon each occurrence of an Event of Default, Lessor may draw on the Security Deposit Letter of Credit and use all or a part of the proceeds to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided in this Lease. If the Security Deposit Letter of Credit is ever drawn upon by Lessor, Lessee, at Lessor's option, shall either pay to Lessor on demand in immediately available funds the amount so drawn to be held as part of the Security Deposit or within 5 days after such draw, cause the Security Deposit Letter of Credit to be restored to its original amount. The Security Deposit Letter of Credit shall be renewed annually by Lessee at least 30 days prior to its scheduled expiration. If Lessee fails to renew the Security Deposit Letter of Credit, timely, and such failure continues for 5 days after written notice from Lessor, then an Event of Default shall be deemed to have occurred and, in addition to any other remedies available to Lessor under this Lease, Lessor may draw upon the Security Deposit Letter of Credit, and retain amounts drawn as the Security Deposit. Provided an Event of Default shall not have previously occurred, the Security Deposit Letter of Credit shall be returned to Lessee within 30 days after Lessee makes the Base Monthly Rental payment scheduled to be paid on January 1, 2007. Lessor shall be released from any obligation with respect to the Security Deposit and the Security Deposit Letter of Credit upon the transfer of this Lease, the Properties and the Letter of Credit to a person or entity assuming Lessor's obligations under this Lease.

         6. REPRESENTATIONS AND WARRANTIES OF LESSOR. The representations and warranties of Lessor contained in this Section are being made to induce Lessee to enter into this Lease and Lessee has relied and will continue to rely upon such representations and warranties. Lessor represents and warrants to Lessee as of the Effective Date as follows:

                  A. ORGANIZATION, AUTHORITY AND STATUS OF LESSOR. (i) Lessor has been duly organized and is validly existing and in good standing under the laws of the State of Delaware. All necessary corporate action has been taken to authorize the execution, delivery and performance by Lessor of this Lease and the other documents, instruments and agreements provided for herein.

                  (ii) The person who has executed this Lease on behalf of Lessor is duly authorized so to do.

                  B. ENFORCEABILITY. This Lease constitutes the legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms.

         7. REPRESENTATIONS AND WARRANTIES OF LESSEE. The representations and warranties of Lessee contained in this Section are being made to induce Lessor to enter into this Lease and Lessor has relied, and will continue to rely, upon such representations and warranties. Lessee represents and warrants to Lessor as of the Effective Date as follows:

                  A. ORGANIZATION, AUTHORITY AND STATUS OF LESSEE. (i) Lessee has been duly organized or formed, is validly existing and in good standing under the laws of its state of incorporation or formation and is qualified to do business in any jurisdiction where such qualification is required. All necessary corporate action has been taken to authorize the execution, delivery and performance by Lessee of this Lease and of the other documents, instruments and agreements provided for herein. Lessee is not a "foreign corporation", "foreign partnership", "foreign trust", "foreign limited liability company" or "foreign estate", as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. Lessee's United States tax identification number is correctly set forth on the signature page of this Lease.

                  (ii) The person who has executed this Lease on behalf of Lessee is duly authorized to do so.

                  B. ENFORCEABILITY. This Lease constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms.

                  C. LITIGATION. There are no suits, actions, proceedings or investigations pending, or, to the best of its knowledge, threatened against or involving Lessee, Guarantor, any Permitted Sublessee or any of the Properties before any arbitrator or Governmental Authority which might reasonably result in any Material Adverse Effect.

                  D. ABSENCE OF BREACHES OR DEFAULTS. Neither Lessee, Guarantor nor any of the Permitted Sublessees is in default under any document, instrument or agreement to which Lessee, Guarantor or any Permitted Sublessee is a party or by which Lessee or any Permitted Sublessee, any of the Properties or any of Lessee's, Guarantor's or any Permitted Sublessee's property is subject or bound, which default could reasonably be expected to result in a Material Adverse Effect. The authorization, execution, delivery and performance of this Lease, the Guaranty and the other documents, instruments and agreements provided for herein will not result in any breach of or default under any document, instrument or agreement to which Lessee or Guarantor is a party or by which Lessee, Guarantor, any of the Properties or any of Lessee's or Guarantor's property is subject or bound. The authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order.

                  E. LIABILITIES OF LESSOR. Lessee is not liable for any indebtedness for money borrowed by Lessor and has not guaranteed any of the debts or obligations of Lessor.

         8. COVENANTS. Lessee covenants to Lessor for so long as this Lease is in effect as follows:

                  A. AGGREGATE FIXED CHARGE COVERAGE RATIO. Lessee shall cause to be maintained an Aggregate Fixed Charge Coverage Ratio at all of the Properties of at least 1.25:1, determined as of the last day of each fiscal year of Lessee. For purposes of this Lease, the term "Aggregate Fixed Charge Coverage Ratio" shall mean with respect to the twelve month period of time immediately preceding the date of determination, the ratio calculated for such period of time, each as determined in accordance with GAAP, of (a) the sum of Net Income, Depreciation and Amortization, Interest Expense and Operating Lease Expense, less a corporate overhead allocation in an amount equal to 5.00% of Gross Sales, to (b) the sum of the Operating Lease Expense and the Equipment Payment Amount.

         For purposes of this Section 8.A, the following terms shall be defined as set forth below:

                           "CAPITAL LEASE" shall mean any lease of any property
                  (whether real, personal or mixed) by Lessee and any Permitted Sublessee with respect to one or more of the Properties which lease would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of Lessee. The term "Capital Lease" shall not include any operating lease or this Lease.

                           "DEBT" shall mean as directly related to all of the
                  Properties and the period of determination (i) indebtedness of Lessee and the Permitted Sublessees for borrowed money, (ii) obligations of Lessee and the Permitted Sublessees evidenced by bonds, indentures, notes or similar instruments, (iii) obligations of Lessee and any Permitted Sublessee to pay the deferred purchase price of property or services, (iv) obligations of Lessee and the Permitted Sublessees under leases which should be, in accordance with GAAP, recorded as Capital Leases, and (v) obligations of Lessee and the Permitted Sublessees under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above. The term "Debt" shall not include Lessor's debt with respect to the Properties or otherwise.

                           "DEPRECIATION AND AMORTIZATION" shall mean with
                  respect to all of the Properties the depreciation and amortization accruing during any period of determination with respect to Lessee and the Permitted Sublessees as determined in accordance with GAAP. The term "Depreciation and Amortization" shall not include Lessor's depreciation and amortization with respect to the Properties or otherwise.

                           "EQUIPMENT PAYMENT AMOUNT" shall mean for any period
                  of determination the sum of all amounts payable during such period of determination under all (i) leases entered into by Lessee and any Permitted Sublessee for equipment located at one or more of the Properties and (ii) all loans made to Lessee and any Permitted Sublessee secured by Lessee's and Permitted Sublessee's interests in the equipment located at one or more of the Properties.

                           "GROSS SALES" means the sales or other income arising
                  from all business conducted at all of the Properties by Lessee and any Permitted Sublessee during the period of determination, less sales tax paid by Lessee in connection with the business conducted at each of the Properties during such period.

                           "INTEREST EXPENSE" shall mean for any period of
                  determination, the sum of all interest accrued or which should be accrued in respect of all Debt of Lessee and Permitted Sublessees allocable to one or more of the Properties and all business operations thereon during such period (including interest attributable to Capital Leases), as determined in accordance with GAAP.

                           "NET INCOME" shall mean with respect to the period of
                  determination, the net income or net loss of Lessee and the Permitted Sublessees allocable to all of the Properties. In determining the amount of Net Income, (i) adjustments shall be made for nonrecurring gains and losses allocable to the period of determination, (ii) deductions shall be made for, among other things, Depreciation and Amortization, Interest Expense and Operating Lease Expense allocable to the period of determination, and (iii) no deductions shall be made for (x) income taxes or charges equivalent to income taxes allocable to the period of determination, as determined in accordance with GAAP, or (y) corporate overhead expense allocable to the period of determination.

                           "OPERATING LEASE EXPENSE" shall mean the expenses
                  incurred by Lessee and Permitted Sublessees under any operating leases with respect to one or more of the Properties (including this Lease) and the business operations thereon during the period of determination, as determined in accordance with GAAP.

                  B. NONCONSOLIDATION COVENANTS. (i) Lessee will not assume liability for any indebtedness for money borrowed by Lessor and does not, and will not, guarantee any of the debts or obligations of Lessor. Lessee will not hold itself out as being liable for any obligations or indebtedness of Lessor.

                  (ii) Lessee shall not and shall use its best efforts to cause its affiliates not to hold Lessor out to the public or to any individual creditors as being a unified entity with assets and liabilities in common with Lessee.

                  (iii) Lessee shall conduct its business so as not to mislead others as to the separate identity of Lessor, and particularly will avoid the appearance of conducting business on behalf of Lessor. Without limiting the generality of the foregoing, no oral and written communications of Lessee, including, without limitation, letters, invoices, purchase orders, contracts, statements and loan applications, will be made in the name of Lessor which to the extent that to do otherwise would materially bear upon the maintenance of Lessor's separate identity.

                  (iv)     Lessee will not act in Lessor's name.

                  (v) Where necessary and appropriate, Lessee shall disclose the independent business status of Lessor to creditors of Lessee, if any.

                  (vi) The resolutions, agreements and other instruments of Lessee, if any, underlying the transactions described in this Lease will be maintained by Lessee.

                  (vii) All transactions between Lessee and Lessor will be no less fair to each party than they could obtain on an arm's-length basis.

                  (viii) The books, records and accounts of Lessee shall at all times be maintained in a manner permitting the assets and liabilities of Lessor to be easily separated and readily ascertained from those of Lessee.

                  (ix) Lessee will not direct, or otherwise control, the ongoing business decisions of Lessor.

                  (x) Lessee will not file or cause to be filed a voluntary or involuntary petition in bankruptcy on behalf of or against Lessor.

                  C. TRANSFER, PARTICIPATION AND SECURITIZATION COVENANTS. (i) Lessee agrees to cooperate and to cause the Permitted Sublessees to cooperate, in good faith with Lessor and Lender in connection with any Transfer, Participation and/or Securitization of any of the Notes, Mortgages and/or any of the Loan Documents, or any or all servicing rights with respect thereto, including, without limitation, (x) providing such documents, financial and other data, and other information and materials (the "Disclosures") which would typically be required with respect to Lessee and Permitted Sublessees by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or Securitization, as applicable; provided, however, Lessee shall not be required to make Disclosures of any confidential information or any information which has not previously been made public unless required by applicable federal or state securities laws; and (y) amending the terms of this Lease to the extent necessary so as to satisfy the requirements of purchasers, transferees, assignees, servicers, participants, investors or selected rating agencies involved in any such Transfer, Participation or Securitization, so long as such amendments would not increase the Base Annual Rental or Additional Rental required to be paid under this Lease or have a material adverse effect upon Lessee or the transactions contemplated by this Lease.

                  (ii) Lessee consents to Lessor and Lender providing the Disclosures, as well as any other information which Lessor and Lender may now have or hereafter acquire with respect to the Properties or the financial condition of Lessee to each purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or Securitization, as applicable. Lessee shall pay its own attorney fees and other out-of-pocket expenses incurred in connection with the performance of its obligations under this Section 8.C in an amount not to exceed $7,500.00.

                  D. LIMITATION ON CORPORATE DEBT. If a tender offer for or other acquisition of any of the outstanding common shares of Guarantor for the purposes of taking the Guarantor private occurs prior to the third anniversary of the Effective Date, then Guarantor, prior to the third anniversary of the Effective Date, shall not incur total funded indebtedness of more than $75,000,000, excluding the then remaining balance of Guarantor's current existing indebtedness to Metropolitan Life Insurance Company, which as of December 31, 2000, was $4,320,039.

                  E. COMPLIANCE CERTIFICATE. Within 60 days after the end of each fiscal year of Lessee, Lessee and Permitted Sublessees shall deliver to Lessor such compliance certificates as Lessor may reasonably require in order to establish that Lessee and Permitted Sublessees are in compliance in all material respects with all of the obligations, duties and covenants imposed pursuant to Section 8.

         9. RENTALS TO BE NET TO LESSOR. The Base Annual Rental payable hereunder shall be net to Lessor, so that this Lease shall yield to Lessor the rentals specified during the Lease Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Properties shall be performed and paid by Lessee.

         10. TAXES AND ASSESSMENTS. Lessee shall pay, or shall cause the Permitted Sublessees to pay, prior to the earlier of delinquency or the accrual of interest on the unpaid balance, all taxes and assessments of every type or nature assessed against, imposed upon or arising with respect to Lessor, any of the Properties, this Lease, the rental or other payments due under this Lease or Lessee during the Lease Term which affect in any manner the net return realized by Lessor under this Lease, including, without limitation, the following:

                  A. All taxes and assessments upon any of the Properties or any part thereof and upon any Personalty, whether belonging to Lessor, Lessee or any Permitted Sublessee, or any tax or charge levied in lieu of such taxes and assessments;

                  B. All taxes, charges, license fees and or similar fees imposed by reason of the use of any of the Properties by Lessee and the Permitted Sublessees; and

                  C. All excise, transaction, privilege, license, sales, use and other taxes upon the rental or other payments due under this Lease, the leasehold estate of either party or the activities of either party pursuant to this Lease.

         Notwithstanding the foregoing, but without limiting the preceding obligation of Lessee to pay and cause to be paid all taxes which are imposed on the rental or other payments due under this Lease, in no event will Lessee be required to pay any net income taxes (i.e., taxes which are determined taking into account deductions for depreciation, interest, taxes and ordinary and necessary business expenses) or franchise taxes of Lessor (unless imposed in lieu of other taxes that would otherwise be the obligation of Lessee under this Lease, including, without limitation, any "gross receipts tax" or any similar tax based upon gross income or receipts of Lessor with respect to this Lease which does not take into account deductions from depreciation, interest, taxes and/or ordinary or necessary business expenses), any transfer taxes of Lessor, or any tax imposed with respect to the sale, exchange or other disposition by Lessor, in whole or in part, of any of the Properties or Lessor's interest in this Lease (other than transfer or recordation taxes imposed in connection with the transfer of any of the Properties to Lessee, the substitution of a Substitute Property or the termination of this Lease pursuant to the provisions of this Lease).

         All taxing authorities shall be instructed to send all tax and assessment invoices to Lessee and Lessee shall promptly provide Lessor and Lender with copies of all tax and assessment invoices received by Lessee. Upon request, Lessee shall also provide Lessor and Lender with evidence that such invoices were paid in a timely fashion. Lessee may, at its own expense, contest or cause to be contested (in the case of any item involving more than $1,000.00, after prior written notice to Lessor), by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any item specified in this Section or lien therefor, provided that (i) such proceeding shall suspend the collection thereof from the applicable Properties or any interest therein,
(ii) none of such Properties nor any interest therein would be in any danger of being sold, forfeited or lost by reason of such proceedings, (iii) no Event of Default has occurred, and (iv) Lessee shall have deposited with Lessor adequate reserves for the payment of the taxes, together with all interest and penalties thereon, unless paid in full under protest, or Lessee shall have furnished the security as may be required in the proceeding or as may be required by Lessor to ensure payment of any contested taxes.

         11. UTILITIES. Lessee and the applicable Permitted Sublessee shall contract, in their own name, for and pay when due all charges for the connection and use of water, gas, electricity, telephone, garbage collection, sewer use and other utility services supplied to the Properties during the Lease Term. Under no circumstances shall Lessor be responsible for any interruption of any utility service.

         12. INSURANCE. Throughout the Lease Term, Lessee shall maintain and cause the Permitted Sublessees to maintain with respect to each of the Properties, at their sole expense, the following types and amounts of insurance (which may be included under a blanket insurance policy if all the other terms hereof are satisfied):

                  A. Insurance against loss, damage or destruction by fire and other casualty, including theft, vandalism and malicious mischief, flood (for each of the Properties which is in a location designated by the Federal Emergency Management Administration as a Special Flood Hazard Area), earthquake (for each of the Properties which is in an area subject to destructive earthquakes within recorded history), boiler explosion (for each of the Properties with a boiler), plate glass breakage, sprinkler damage (for each of the Properties which has a sprinkler system), all matters covered by a standard extended coverage endorsement, all matters covered by a special coverage endorsement commonly known as an "all-risk" endorsement and such other risks as Lessor may reasonably require, insuring each of the Properties for not less than 100% of their full insurable replacement cost.

                  B. Commercial general liability and property damage insurance, including a products liability clause, covering Lessor, Remainderman, Lessee and Permitted Sublessees against bodily injury liability, property damage liability and automobile bodily injury and property damage liability, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of the Properties or adjoining ways, streets or sidewalks and, if applicable, insurance covering Lessor, Remainderman, Lessee and Permitted Sublessees against liability arising from the sale of liquor, beer or wine on the Properties. Such insurance policy or policies shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Lessee's obligations under Section 19 hereof to the extent insurable, and a "severability of interest" clause or endorsement which precludes the insurer from denying the claim of Lessee, Permitted Sublessees, Remainderman or Lessor because of the negligence or other acts of the other, shall be in amounts of not less than $1,000,000.00 per injury and occurrence with respect to any insured liability, whether for personal injury or property damage, or such higher limits as Lessor or Remainderman may reasonably require from time to time, and shall be of form and substance satisfactory to Lessor and Remainderman.

                  C. Business income insurance or rental interruption insurance, as requested by Lessor, equal to 100% of the Base Annual Rental for a period of not less than 12 months.

                  D. State Worker's compensation insurance in the statutorily mandated limits, employer's liability insurance with limits not less than $500,000 or such greater amount as Lessor or Remainderman may from time to time require and such other insurance as may be necessary to comply with applicable laws.

                  E. Such other insurance as may from time to time be reasonably required by Lessor, Remainderman or Lender in order to protect their respective interests with respect to the Properties.

                  All insurance policies shall:

                           (i) Provide for a waiver of subrogation by the
                  insurer as to claims against Lessor, Remainderman, Lender and their respective employees and agents;

                           (ii) Provide that any "no other insurance" clause in
                  the insurance policy shall exclude any policies of insurance maintained by Lessor, Remainderman or Lender and that the insurance policy shall not be brought into contribution with insurance maintained by Lessor, Remainderman or Lender;

                           (iii) Contain a standard without contribution
                  mortgage clause endorsement in favor of Lender and any other party designated by Lessor;

                           (iv) Provide that the policy of insurance shall not
                  be terminated, cancelled or substantially modified without at least thirty (30) days' prior written notice to Lessor, Remainderman, Lender and to any other party covered by any standard mortgage clause endorsement;

                           (v) Provide that the insurer shall not have the
                  option to restore the applicable Properties if Lessor or Lessee elects to terminate this Lease in accordance with the terms hereof;

                           (vi) Be issued by insurance companies licensed to do
                  business in the states in which the Properties are located and which are rated A:VI or better by A.M. Best's Insurance Guide or are otherwise approved by Lessor and Remainderman; and

                           (vii) Provide that the insurer shall not deny a claim
                  nor shall the insurance be cancelled, invalidated or suspended by (1) any action, inaction, conduct or negligence of Lessor, Remainderman, Lender or any other party covered by any standard mortgage clause endorsement, Lessee, anyone acting for Lessee or any subtenant or other occupant of any of the Properties, (2) occupancy or use of any of the Properties for purposes more hazardous than permitted by such policies, (3) any foreclosure or other proceedings relating to any of the Properties or change in title to or ownership of any of the Properties, or (4) any breach or violation by Lessee or any other person of any warranties, declarations or conditions contained in such policies or the applications for such policies.

         It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Lessee for its acts or omissions as provided in this Lease. All insurance policies (with the exception of worker's compensation insurance to the extent not available under statutory law), shall designate Lessor, Remainderman and Lender as additional named insureds as their interests may appear and shall be payable as set forth in Section 21 hereof. All such policies shall be written as primary policies, with deductibles not to exceed 10% of the amount of coverage. Any other policies, including any policy now or hereafter carried by Lessor, Remainderman or Lender, shall serve as excess coverage. Lessee shall procure and cause Permitted Sublessees to procure policies for all insurance for periods of not less than one year and shall provide to Lessor, Remainderman and Lender certificates of insurance or, upon the request of Lessor, Remainderman or Lender, duplicate originals of insurance policies evidencing that insurance satisfying the requirements of this Lease is in effect at all times. In the event of any transfer by Lessor of Lessor's interest in any of the Properties or any financing or refinancing of Lessor's interest in any of the Properties, or by Remainderman of Remainderman's interest in any of the Properties, Lessee shall, upon not less than ten (10) days' prior written notice, deliver to Lessor and Remainderman or any Lender providing such financing or refinancing, as the case may be, certificates of all insurance required to be maintained and caused to be maintained by Lessee and the Permitted Sublessees hereunder naming such transferee or such

Lender, as the case may be, as an additional named insured to the extent required herein effective as of the date of such transfer, financing or refinancing.

         13. TAX AND INSURANCE IMPOUND. Upon the occurrence of an Event of Default, Lessor may require Lessee to pay to Lessor sums which will provide an impound account (which shall not be deemed a trust fund) for paying up to the next one year of taxes, assessments and/or insurance premiums for each of the Properties. Upon such requirement, Lessor will estimate the amounts needed for such purposes and will notify Lessee to pay the same to Lessor in equal monthly installments, as nearly as practicable, in addition to all other sums due under this Lease. Should additional funds be required at any time, Lessee shall pay the same to Lessor on demand. Lessee shall advise Lessor of all taxes and insurance bills which are due and shall cooperate fully with Lessor in assuring that the same are paid timely. Lessor may deposit all impounded funds in accounts insured by any federal or state agency and may commingle such funds with other funds and accounts of Lessor. Interest or other gains from such funds, if any, shall be the sole property of Lessor. In the event of any default by Lessee, Lessor may apply all impounded funds against any sums due from Lessee to Lessor. Lessor shall give to Lessee an annual accounting showing all credits and debits to and from such impounded funds received from Lessee.

         14. PAYMENT OF RENTAL AND OTHER SUMS. All rental and other sums which Lessee is required to pay hereunder shall be the unconditional obligation of Lessee and shall be payable in full when due without any setoff, abatement, deferment, deduction or counterclaim whatsoever. Upon execution of this Lease, Lessee shall establish arrangements whereby payments of the Base Monthly Rental and impound payments, if any, are transferred by Automated Clearing House Debit directly from Lessee's bank account to such account as Lessor may designate. Any delinquent payment (that is, any payment not made within five calendar days after the date when due) shall, in addition to any other remedy of Lessor, incur a late charge of 5% (which late charge is intended to compensate Lessor for the cost of handling and processing such delinquent payment and should not be considered interest) and bear interest at the Default Rate, such interest to be computed from and including the date such payment was due through and including the date of the payment; provided, however, in no event shall Lessee be obligated to pay a sum of late charge and interest higher than the maximum legal rate then in effect.

         15. USE. Except as set forth below, each of the Properties shall be used solely for the operation of a Permitted Facility in accordance with the standards of operations then in effect on a system-wide basis, and for no other purpose. Lessee and the Permitted Sublessees shall occupy the Properties promptly following the Effective Date and, except as set forth below and except during periods when any of the Properties is untenantable by reason of fire or other casualty or condemnation (provided, however, during all such periods while any of the Properties is untenantable, Lessee shall strictly comply with the terms and conditions of Section 21 of this Lease), Lessee and the Permitted Sublessees shall at all times during the Lease Term occupy each of the Properties and shall diligently conduct their business on each of the Properties as a Permitted Facility. Lessee may cease or permit a Permitted Sublessee to cease diligent operation of business at any of the Properties for a period not to exceed 180 days; provided, however, Lessee may not cease or permit a Permitted Sublessee to cease diligent operation at more than two Properties at any one time and Lessee may cease or permit a Permitted Sublessee to cease operation only once with respect to each Property within any five-year period during the Lease Term. If Lessee or a Permitted Sublessee does discontinue operation as permitted by this Section, Lessee shall (i) give written notice to Lessor within 10 days after Lessee or a Permitted Sublessee elects to cease operation, (ii) provide adequate protection and maintenance of any such

Properties during any period of vacancy, (iii) comply with all Applicable Regulations and otherwise comply with the terms and conditions of this Lease other than the continuous use covenant set forth in this Section, and (iv) pay all costs necessary to restore such Properties to their condition on the day operation of the business ceased at such time as such Properties are reopened for business operations or other substituted use approved by Lessor as contemplated below. Notwithstanding anything herein to the contrary, Lessee shall pay the Base Monthly Rental on the first day of each month during any period in which Lessee discontinues operation.

         Lessee shall not, by itself or through any assignment, sublease or other type of transfer, convert any of the Properties to a use other than a Permitted Facility during the Lease Term without Lessor's consent, which consent shall not be unreasonably withheld or delayed. Lessor may consider any or all of the following in determining whether to grant its consent, without being deemed to be unreasonable: (i) whether the rental paid to Lessor would be equal to or greater than the anticipated rental assuming continued existing use, (ii) whether the proposed rental to be paid to Lessor is reasonable considering the converted use of the Properties and the customary rental prevailing in the community for such use, (iii) whether the converted use will be consistent with the highest and best use of the Properties, and (iv) whether the converted use will increase Lessor's risks or decrease the value of the Properties.

         16. COMPLIANCE WITH LAWS, RESTRICTIONS, COVENANTS AND ENCUMBRANCES.
A. Lessee's and the Permitted Sublessees' use and occupation of each of the Properties, and the condition thereof, shall, at Lessee's and the Permitted Sublessees' sole cost and expense, comply fully with all Applicable Regulations and all restrictions, covenants and encumbrances of record with respect to each of the Properties. In addition to the other requirements of this Section, Lessee shall, at all times throughout the Lease Term, comply with and cause the Permitted Sublessees to comply with all Applicable Regulations, including, without limitation, in connection with any maintenance, repairs and replacements of the Properties undertaken by Lessee as required by Section 17 of this Lease.

         B. Lessee will not permit any act or condition to exist on or about any of the Properties which will increase any insurance rate thereon, except when such acts are required in the normal course of business and Lessee shall pay for such increase.

         C. Without limiting the generality of the other provisions of this Section, Lessee agrees that it shall be responsible for complying in all respects with and causing compliance in all respects with the Americans with Disabilities Act of 1990, as such act may be amended from time to time, and all regulations promulgated thereunder (collectively, the "ADA"), as it affects the Properties, including, but not limited to, making required "readily achievable" changes to remove any architectural or communications barriers, and providing auxiliary aides and services within the Properties. Lessee further agrees that any and all alterations made to the Properties during the Lease Term will comply with the requirements of the ADA. All plans for alterations which must be submitted to Lessor under the provisions of
Section 18 must include a statement from a licensed architect or engineer certifying that they have reviewed the plans, and that the plans substantially comply with all applicable provisions of the ADA. Any subsequent approval or consent to the plans by Lessor shall not be deemed to be a representation of Lessor's part that the plans comply with the ADA, which obligation shall remain with Lessee. Lessee agrees that it will defend, indemnify and hold harmless the Indemnified Parties from and against any and all Losses caused by, incurred or resulting from Lessee's failure to comply with its obligations under this Section.

         D. Lessee represents and warrants to Lessor and Environmental Insurer, as of the Effective Date, to Lessee's knowledge and except as disclosed in the Questionnaires:

                  (i) None of the Properties nor Lessee are in violation of, or subject to, any pending or threatened investigation or inquiry by any Governmental Authority or to any remedial obligations under any Environmental Laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable Governmental Authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Properties.

                  (ii) No permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of any of the Properties by reason of any Environmental Laws have been obtained or are required to be obtained, except for such permits, licenses or authorizations the failure of which to obtain could reasonably be expected to have a Material Adverse Effect.

                  (iii) No Hazardous Materials have been used, handled, manufactured, generated, produced, stored, treated, processed, transferred, disposed of or otherwise Released in, on, under, from or about any of the Properties, except in De Minimis Amounts.

                  (iv) The Properties do not contain Hazardous Materials, other than in De Minimis Amounts, or underground storage tanks.

                  (v) There is no threat of any Release migrating to any of the Properties.

                  (vi) There is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with any of the Properties.

                  (vii) Lessee has not received any written or oral notice or other communication from any person or entity (including but not limited to a Governmental Authority) relating to Hazardous Materials or Remediation thereof, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with any of the Properties, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing, in each case with respect to a condition or event that could reasonably be expected to have a Material Adverse Effect.

                  (viii) Lessee has truthfully and fully provided to Lessor, in writing, any and all information relating to environmental conditions in, on, under or from the Properties that is known to Lessee and that is contained in Lessee's files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or from any of the Properties.

                  (ix) All uses and operations on or of the Properties, whether by Lessee or any other person or entity, have been in compliance with all Environmental Laws and permits issued pursuant thereto, except for such non-compliance which could not reasonably be expected to have a Material Adverse Effect; there have been no Releases in, on, under or from any of the Properties, except in De Minimis Amounts; there are no Hazardous Materials in, on, or under any of the Properties, except in De Minimis Amounts; and the Properties have been kept free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law (the "Environmental Liens"). Lessee has not allowed any tenant or other user of any of the Properties to do any act that materially increased the dangers to human health or the environment, posed an unreasonable risk of harm to any person or entity (whether on or off the Properties), impaired the value of any of the Properties, is contrary to any requirement of any insurer, constituted a public or private nuisance, constituted waste, or violated any covenant, condition, agreement or easement applicable to any of the Properties.

         E. Lessee covenants to Lessor and Environmental Insurer during the Lease Term that: (i) the Properties shall not be in violation of or subject to any investigation or inquiry by any Governmental Authority or to any remedial obligations under any Environmental Laws, except for such violations or investigations or inquiries which relate to Hazardous Materials in De Minimis Amounts. If any such investigation or inquiry is initiated, Lessee shall promptly notify Lessor; (ii) all uses and operations on or of each of the Properties, whether by Lessee, a Permitted Sublessee or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (iii) there shall be no Releases in, on, under or from any of the Properties, except in De Minimis Amounts; (iv) there shall be no Hazardous Materials in, on, or under any of the Properties, except in De Minimis Amounts; (v) Lessee shall keep each of the Properties free and clear of all Environmental Liens, whether due to any act or omission of Lessee or any other person or entity; (vi) Lessee shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to subsection F below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vii) Lessee shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with any of the Properties as may be reasonably requested by Lessor (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lessor and Environmental Insurer the reports and other results thereof, and Lessor, Environmental Insurer and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (viii) Lessee shall, at its sole cost and expense, comply with all reasonable written requests of Lessor to (1) reasonably effectuate Remediation of any condition (including but not limited to a Release) in, on, under or from any of the Properties; (2) comply with any Environmental Law; (3) comply with any directive from any Governmental Authority; and (4) take any other reasonable action necessary or appropriate for protection of human health or the environment; (ix) Lessee shall not do or allow any Permitted Sublessee or any other tenant or other user of any of the Properties to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off any of the Properties), impairs or may impair the value of any of the Properties, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to any of the Properties; and (x) Lessee shall immediately notify Lessor in writing of (A) any presence of Releases or Threatened Releases in, on, under, from or migrating towards any of the Properties; (B) any non-compliance with any Environmental Laws related in any way to any of the Properties; (C) any actual Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to any of the Properties; and (E) any written or oral notice or other communication of which Lessee becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with any of the Properties, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section.

         F. Lessor, Lender, Environmental Insurer and any other person or entity designated by Lessor, including but not limited to any receiver, any representative of a Governmental Authority, and any environmental consultant, shall have the right, after five Business Days' prior written notice to Lessee (except that in the event of an emergency no such prior notice shall be required) but not the obligation, to enter upon the Properties at all reasonable times (including, without limitation, in connection with any Securitization, Participation or Transfer or in connection with a proposed sale or conveyance of any of the Properties or a proposed financing or refinancing secured by any of the Properties or in connection with the exercise of any remedies set forth in this Lease, the Mortgages or the other Loan Documents, as applicable) to assess any and all aspects of the environmental condition of the Properties and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of the party conducting the assessment) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing; provided, however, that any such persons (except in emergencies) shall use reasonable efforts to undertake any such assessments or investigations so as to minimize the impact on business operations at the Properties. Lessee shall cooperate with and provide access to Lessor, Lender, Environmental Insurer and any other person or entity designated by Lessor. Any such assessment and investigation shall be at Lessee's sole cost and expense.

         G. Lessee shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties for, from and against any and all Losses (excluding Losses suffered by an Indemnified Party directly arising out of such Indemnified Party's gross negligence or willful misconduct; provided, however, that the term "gross negligence" shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of the Lessor's interest in any of the Properties or Lessor's failure to act in respect of matters which are or were the obligation of Lessee under this Lease) and costs of Remediation (whether or not performed voluntarily), engineers' fees, environmental consultants' fees, and costs of investigation (including but not limited to sampling, testing, and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties, and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any presence of any Hazardous Materials in, on, above, or under any of the Properties; (ii) any past or present Release or Threatened Release in, on, above, under or from any of the Properties; (iii) any activity by Lessee, a Permitted Sublessee, any person or entity affiliated with Lessee or a Permitted Sublessee or any other tenant or other user of any of the Properties in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any of the Properties of any Hazardous Materials at any time located in, under, on or above any of the Properties; (iv) any activity by Lessee, a Permitted Sublessee, any person or entity affiliated with Lessee or a Permitted Sublessee or any other tenant or other user of any of the Properties in connection with any actual or proposed Remediation of any Hazardous Materials at any time located in, under, on or above any of the Properties, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (v) any non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with any of the Properties or operations thereon, including but not limited to any failure by Lessee, a Permitted Sublessee, any person or entity affiliated with Lessee or a Permitted Sublessee or any other tenant or other user of any of the Properties to comply with any order of any Governmental Authority in connection with any Environmental Laws; (vi) the imposition, recording or filing of any Environmental Lien encumbering any of the Properties; (vii) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Section; (viii) any injury to, destruction of or loss of natural resources in any way connected with any of the Properties, including but not limited to costs to investigate and assess such injury, destruction or loss; (ix) any acts of Lessee, a Permitted Sublessee, any person or entity affiliated with Lessee or a Permitted Sublessee or any other tenant or user of any of the Properties in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials owned or possessed by Lessee, a Permitted Sublessee, any person or entity affiliated with Lessee or a Permitted Sublessee or any other tenant or user of any of the Properties, at any facility or incineration vessel owned or operated by another person or entity and containing such or similar Hazardous Materials; (x) any acts of Lessee, a Permitted Sublessee, any person or entity affiliated with Lessee or a Permitted Sublessee or any other tenant or user of any of the Properties, in accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites selected by Lessee, a Permitted Sublessee, any person or entity affiliated with Lessee or a Permitted Sublessee or any other tenant or user of any of the Properties, from which there is a Release, or a Threatened Release of any Hazardous Materials which causes the incurrence of costs for Remediation; (xi) any personal injury, wrongful death, or property damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near any of the Properties; and (xii) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Section.

         H. The obligations of Lessee and the rights and remedies of the Indemnified Parties under the foregoing subsections D through G shall survive the termination, expiration and/or release of this Lease.

         17. CONDITION OF PROPERTIES; MAINTENANCE. Lessee, at its own expense, will maintain and cause the Permitted Sublessees to maintain all parts of each of the Properties in good repair and sound condition, except for ordinary wear and tear, and will take all action and will make all structural and non-structural, foreseen and unforeseen and ordinary and extraordinary changes and repairs or replacements which may be required to keep all parts of each of the Properties in good repair and sound condition. Lessee waives any right to (i) require Lessor to maintain, repair or rebuild all or any part of any of the Properties or (ii) make repairs at the expense of Lessor, pursuant to any Applicable Regulations at any time in effect.

         18. WASTE; ALTERATIONS AND IMPROVEMENTS. Neither Lessee nor any Permitted Sublessee shall commit actual or constructive waste upon any of the Properties. Neither Lessee nor any Permitted Sublessee shall alter the exterior, structural, plumbing or electrical elements of any of the Properties in any manner without the consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed (it being understood and agreed that to the extent Lessor is required to obtain the approval of Lender with respect to any such alterations, Lessor shall in no event be deemed to have unreasonably withheld Lessor's approval thereof if Lender shall not have given its approval if required); provided, however, Lessee or a Permitted Sublessee may undertake nonstructural alterations to any of the Properties costing less than $50,000.00 without Lessor's consent. If Lessor's consent is required hereunder and Lessor consents to the making of any such alterations, the same shall be made according to plans and specifications approved by Lessor and subject to such other conditions as Lessor shall require. All alterations shall be made by Lessee or a Permitted Sublessee shall be at their sole expense by licensed contractors and in accordance with all applicable laws governing such alterations. Any work at any time commenced by Lessee or a Permitted Sublessee on any of the Properties shall be prosecuted diligently to completion, shall be of good workmanship and materials and shall comply fully with all the terms of this Lease. Upon completion of any alterations, Lessee shall promptly provide Lessor with (i) evidence of full payment to all laborers and materialmen contributing to the alterations, (ii) to the extent Lessor is required to preapprove plans and specifications for such alterations, an architect's certificate certifying the alterations to have been completed in conformity with the plans and specifications, (iii) a certificate of occupancy (if the alterations are of such a nature as would require the issuance of a certificate of occupancy), and (iv) any other documents or information reasonably requested by Lessor. Any addition to or alteration of any of the Properties shall automatically be deemed a part of the Properties and belong to Lessor, and Lessee and the applicable Permitted Sublessee shall execute and deliver to Lessor such instruments as Lessor may require to evidence the ownership by Lessor of such addition or alteration. Lessee and the applicable Permitted Sublessee shall execute and file or record, as appropriate, a "Notice of Non-Responsibility," or any equivalent notice permitted under applicable law in the states where the applicable Properties are located.

         19. INDEMNIFICATION. Lessee shall indemnify, protect, defend and hold harmless each of the Indemnified Parties from and against any and all Losses (excluding Losses suffered by an Indemnified Party arising out of the gross negligence or willful misconduct of such Indemnified Party; provided, however, that the term "gross negligence" shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of the Lessor's interest in any of the Properties or Lessor's failure to act in respect of matters which are or were the obligation of Lessee under this Lease) caused by, incurred or resulting from Lessee's or any Permitted Sublessee's operations of or relating in any manner to any of the Properties, whether relating to their original design or construction, latent defects, alteration, maintenance, use by Lessee, any Permitted Sublessee or any person thereon, supervision or otherwise, or from any breach of, default under, or failure to perform, any term or provision of this Lease by Lessee, its officers, employees, agents or other persons, or to which any Indemnified Party is subject because of Lessor's or Remainderman's interest in any of the Properties, including, without limitation, Losses arising from (1) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any of the Properties or portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways, (2) any use, non-use or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any of the Properties or any portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways,
(3) any representation or warranty made herein by Lessee, in any certificate delivered in connection herewith or in any other agreement to which Lessee is a party or pursuant thereto being false or misleading in any material respect as of the date of such representation or warranty was made, (4) performance of any labor or services or the furnishing of any materials or other property in respect to any of the Properties or any portion thereof, (5) any taxes, assessments or other charges which Lessee is required to pay or cause to be paid under Section 10, (6) any lien, encumbrance or claim arising on or against any of the Properties or any portion thereof under any Applicable Regulation or otherwise which Lessee is obligated hereunder to remove and discharge or cause to be removed or discharged, or the failure to comply with any Applicable Regulation, (7) the claims of any invitees, patrons, licensees or subtenants of all or any portion of any of the Properties or any Person acting through or under Lessee or any Permitted Sublessee or otherwise acting under or as a consequence of this Lease or any sublease, (8) any act or omission of Lessee or any Permitted Sublessee or their agents, contractors, licensees, subtenants or invitees, (9) any contest referred to in Section 10, and (10) the sale of liquor, beer or wine on any of the Properties. It is expressly understood and agreed that Lessee's obligations under this Section shall survive the expiration or earlier termination of this Lease for any reason.

         20. QUIET ENJOYMENT. So long as Lessee shall pay the rental and other sums herein provided and shall keep and perform all of the terms, covenants and conditions on its part herein contained, Lessee shall have, subject and subordinate to Lessor's rights herein, the right to the peaceful and quiet occupancy of the Properties. Notwithstanding the foregoing, however, in no event shall Lessee be entitled to bring any action against Lessor to enforce its rights hereunder if an Event of Default shall have occurred and be continuing.

         21. CONDEMNATION OR DESTRUCTION. A. In the event of a taking of all or any part of any of the Properties for any public or quasi-public purpose by any lawful power or authority by exercise of the right of condemnation or eminent domain or by agreement between Lessor, Lessee and those authorized to exercise such right ("Taking") or the commencement of any proceedings or negotiations which might result in a Taking or any damage to or destruction of any of the Properties or any part thereof (a "Casualty"), Lessee will promptly give written notice thereof to Lessor, generally describing the nature and extent of such Taking, proceedings, negotiations or Casualty and including copies of any documents or notices received in connection therewith. Thereafter, Lessee shall promptly send Lessor copies of all correspondence and pleadings relating to any such Taking, proceedings, negotiations or Casualty. During all periods of time following a Casualty, Lessee shall ensure that the subject Property is secure and does not pose any risk of harm to adjoining property owners or occupants or third-parties.

         B. In the event of (i) a Taking of the whole of any of the Properties, other than for temporary use, (ii) a Taking of substantially all of any of the Properties (other than for temporary use) that results in Lessee making a good faith determination that the restoration and continued use of the remainder of such Property as a Permitted Facility would be uneconomic (each of (i) and (ii), a "Total Taking"), or (iii) a Casualty of substantially all of any of the Properties that results in Lessee making a good faith determination that the restoration and continued use of such Property as a Permitted Facility would be uneconomic (a "Total Casualty"), Lessor shall be entitled to receive the entire award, insurance proceeds or payment in connection therewith without deduction for any estate vested in Lessee by this Lease or any Permitted Sublessee by the Permitted Subleases. Lessee hereby expressly assigns to Lessor all of its right, title and interest in and to every such award, insurance proceeds or payment and agrees that neither Lessee nor any Permitted Sublessee shall be entitled to any award, insurance proceeds or payment for the value of Lessee's leasehold interest in this Lease. Lessee shall be entitled to claim and receive any award or payment from the condemning authority expressly granted for the taking of Personalty, the interruption of its business and moving expenses, but only if such claim or award does not adversely affect or interfere with the prosecution of Lessor's claim for the Total Taking or otherwise reduce the amount recoverable by Lessor for the Total Taking. Lessee shall be entitled to claim and receive any insurance proceeds with respect to the Personalty, the interruption of its business and moving expenses, but only if such claim or proceeds does not adversely affect or interfere with the prosecution of Lessor's claim for the Total Casualty or otherwise reduce the amount recoverable by Lessor for the Total Casualty.

         In the event of a Total Taking or Total Casualty, Lessee shall have the right to terminate this Lease with respect to the applicable Property by notice (the "Termination Notice") given to Lessor not later than 30 days after the Total Taking or Total Casualty, as applicable. The Termination Notice must: (i) specify a date on which this Lease with respect to such Property shall terminate, which date shall be the last day of a calendar month occurring not earlier than 120 days and not later than 150 days after the delivery of such notice (the "Early Termination Date"); (ii) contain a certificate executed by the president, chief financial officer or treasurer of Lessee which (X) describes the Total Taking or Total Casualty, (Y) represents and warrants that either the whole of such Property has been taken, or that substantially all of such Property has been taken and Lessee has determined in good faith that the restoration and continued use of the remainder of such Property as a Permitted Facility would be uneconomic, or that substantially all of such Property has been damaged or destroyed and Lessee has determined in good faith that the restoration and continued use of such Property as a Permitted Facility would be uneconomic, and (Z) contains a covenant by Lessee that neither Lessee or any Affiliate of Lessee will use such Property for a period of 2 years following the Early Termination Date; and (iii) if the Early Termination Date shall occur prior to the commencement of any extension options which may be exercised pursuant to Section 27, contain either (X) an irrevocable rejectable written offer (the "Rejectable Offer") of Lessee to purchase Lessor's interest in such Property and in the net award for such Total Taking or net insurance proceeds for such Total Casualty, as applicable, after deducting all costs, fees and expenses incident to the collection thereof, including all costs and expenses incurred by Lessor and Lender in connection therewith (the "Net Award") on the Early Termination Date for a purchase price equal to the Stipulated Loss Value (as defined below) for such Property, or (Y) a Rejectable Substitution Offer to substitute a Substitute Property satisfying the applicable requirements of
Section 57.A for such Property and Lessor's interest in the Net Award. As used herein, the term "Stipulated Loss Value" shall mean the sum of (a) the product of the percentage specified on SCHEDULE I attached hereto which corresponds to the Early Termination Date multiplied by the Purchase Price for such Property, plus (b) all Base Annual Rental, Additional Rental and other sums and obligations then due and payable under this Lease, plus (c) in the event of a Total Casualty only, the Prepayment Charge corresponding to such Property. In the event of a termination of this Lease with respect to a Property pursuant to this Section 21.B which does not involve the acceptance (or deemed acceptance) of a Rejectable Substitution Offer, the Base Annual Rental then in effect shall be reduced by an amount equal to the product of
(x) the Applicable Rent Reduction Percentage for such Property, and (y) the Base Annual Rental then in effect.

         If the Early Termination Date shall occur prior to the commencement of any extension options which may be exercised pursuant to Section 27, Lessor shall have 90 days from the delivery of the Termination Notice to deliver to Lessee written notice of its election to either accept or reject any Rejectable Offer or Rejectable Substitution Offer contained in the Termination Notice. Lessor's failure to deliver such notice within such time period shall be deemed to constitute Lessor's acceptance of the applicable Rejectable Offer or Rejectable Substitution Offer. If the Mortgage corresponding to such Property is still outstanding, any rejection of the Rejectable Offer or Rejectable Substitution Offer by Lessor shall not be effective unless it is consented to in writing by the Lender and such written consent is delivered to Lessee within such 90-day period.

         If Lessor accepts the Rejectable Offer or is deemed to have accepted the Rejectable Offer or if, while the Mortgage corresponding to such Property is still outstanding, any rejection of the Rejectable Offer by Lessor is not consented to in writing by the Lender, then, on the Early

Termination Date, Lessor shall sell and convey, and Lessee shall purchase for the Stipulated Loss Value, Lessor's interest in such Property and the Net Award. Lessee's obligations under this Lease with respect to such Property shall not be terminated until the applicable Stipulated Loss Value is paid in full. Upon such payment, (i) Lessor shall convey such Property to Lessee "as-is" by quit-claim deed, subject to all matters of record (except for the Mortgage corresponding to such Property and any other consensual liens granted by Lessor other than those granted by Lessor at the request of Lessee), and without representation or warranty, and (ii) all obligations of either party hereunder with respect to such Property shall cease as of the Early Termination Date, provided, however, Lessee's obligations to the Indemnified Parties under any indemnification provisions of this Lease with respect to such Property (including, without limitation, Sections 16 and 19) and Lessee's obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to the Early Termination Date shall survive the termination of this Lease with respect to such Property. This Lease shall, however, continue in full force and effect with respect to all other Properties.

         If Lessor accepts the Rejectable Substitution Offer or is deemed to have accepted the Rejectable Substitution Offer or if, while the Mortgage corresponding to such Property is still outstanding, any rejection of the Rejectable Substitution Offer by Lessor is not consented to in writing by the Lender, then, on the Early Termination Date, Lessee shall complete such substitution, subject, however, to the satisfaction of each of the applicable terms and conditions set forth in Section 57. Upon such substitution (i) Lessee shall be entitled to claim and receive the Net Award and (ii) all obligations of either party hereunder with respect to the Property being replaced shall cease as of the Early Termination Date, provided, however, Lessee's obligations to the Indemnified Parties under any indemnification provisions of this Lease with respect to such Property (including, without limitation, Sections 16 and 19) and Lessee's obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to the Early Termination Date shall survive the termination of this Lease with respect to such Property. This Lease shall, however, continue in full force and effect with respect to all other Properties.

         Lessee shall be solely responsible for the payment of all costs and expenses incurred in connection with the conveyance of a Property to Lessee pursuant to this Section 21, including, without limitation, to the extent applicable, the cost of title insurance, survey charges, stamp taxes, mortgage taxes, transfer fees, escrow and recording fees, taxes imposed on Lessor as a result of such conveyance, taxes imposed in connection with the transfer of a Property to Lessee or the termination of this Lease with respect to a Property pursuant to the provisions of this Section 21, Lessee's attorneys' fees and the reasonable attorneys' fees and expenses of counsel to Lessor and Lender.

         If Lessor rejects the Rejectable Offer or Rejectable Substitution Offer and, as long as the Mortgage corresponding to the Property subject to such Rejectable Offer or Rejectable Substitution Offer is still outstanding, such rejection is consented to in writing by Lender (and such written consent delivered to Lessee within the applicable 90-day period), or if the Early Termination Date shall occur after the commencement of any extension options exercised pursuant to Section 27, then (i) the Net Award shall be paid to and belong to Lessor, (ii) on the Early Termination Date, Lessee shall pay to Lessor all Base Annual Rental, Additional Rental and other sums and obligations then due and payable under this Lease, and (iii) all obligations of either party hereunder shall cease as of the Early Termination Date with respect to the applicable Property, provided, however, Lessee's obligations to the Indemnified Parties with respect to such

Property under any indemnification provisions of this Lease with respect to such Property (including, without limitation, Sections 16 and 19) and Lessee's obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to the Early Termination Date shall survive the termination of this Lease. This Lease shall, however, continue in full force and effect with respect to all other Properties.

         C. In the event of a Taking of all or any part of any of the Properties for a temporary use ("Temporary Taking"), this Lease shall remain in full force and effect without any reduction of Base Annual Rental, Additional Rental or any other sum payable hereunder. Except as provided below, Lessee shall be entitled to the entire award for a Temporary Taking, whether paid by damages, rent or otherwise, unless the period of occupation and use by the condemning authorities shall extend beyond the date of expiration of this Lease, in which case the award made for such Taking shall be apportioned between Lessor and Lessee as of the date of such expiration. At the termination of any such Temporary Taking, Lessee will, at its own cost and expense and pursuant to the terms of Section 18 above, promptly commence and complete the restoration of the Property affected by such Temporary Taking; provided, however, Lessee shall not be required to restore such Property if the Lease Term shall expire prior to, or within one year after, the date of termination of such Temporary Taking, and in such event Lessor shall be entitled to recover the entire award relating to the Temporary Taking.

         D. In the event of a Taking which is not a Total Taking or a Temporary Taking ("Partial Taking") or of a Casualty which is not a Total Casualty (a "Partial Casualty"), all awards, compensation or damages shall be paid to Lessor, and Lessor shall have the option to (i) terminate this Lease with respect to the Property affected, provided that, as long as the Mortgage corresponding to the applicable Property is still outstanding, Lessor shall have obtained Lender's prior written consent, by notifying Lessee within 60 days after Lessee gives Lessor notice of such Partial Casualty or that title has vested in the taking authority or (ii) continue this Lease in effect, which election may be evidenced by either a notice from Lessor to Lessee or Lessor's failure to notify Lessee that Lessor has elected to terminate this Lease with respect to such Property within such 60-day period. Lessee shall have a period of 60 days after Lessor's notice that it has elected to terminate this Lease with respect to such Property during which to elect to continue this Lease with respect to such Property on the terms herein provided. If Lessor elects to terminate this Lease with respect to such Property and Lessee does not elect to continue this Lease with respect to such Property or shall fail during such 60-day period to notify Lessor of Lessee's intent to continue this Lease with respect to such Property, then this Lease shall terminate with respect to such Property as of the last day of the month during which such period expired. Lessee shall then immediately vacate and surrender such Property, all obligations of either party hereunder with respect to such Property shall cease as of the date of termination (provided, however, Lessee's obligations to the Indemnified Parties under any indemnification provisions of this Lease with respect to such Property (including, without limitation, Sections 16 and 19) and Lessee's obligations to pay Base Annual Rental, Additional Rental and all other sums (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to the date of termination shall survive such termination) and Lessor may retain all such awards, compensation or damages. The Lease shall continue in full force and effect with respect to all other Properties. If Lessor elects not to terminate this Lease with respect to such Property, or if Lessor elects to terminate this Lease with respect to such Property but Lessee elects to continue this Lease with respect to such Property, then this Lease shall continue in full force and effect on the following terms: (i) all Base Annual Rental, Additional Rental and other sums and obligations due under this Lease shall continue unabated, and (ii) Lessee shall promptly commence and diligently prosecute restoration of such Property to the same condition, as nearly as practicable, as prior to such Partial Taking or Partial Casualty as approved by Lessor. Subject to reasonable conditions for disbursement imposed by Lessor, Lessor shall promptly make available in installments as restoration progresses an amount up to but not exceeding the amount of any award, compensation or damages received by Lessor after deducting all costs, fees and expenses incident to the collection thereof, including all costs and expenses incurred by Lessor and Lender in connection therewith (the "Net Restoration Amount"), upon request of Lessee accompanied by evidence reasonably satisfactory to Lessor that such amount has been paid or is due and payable and is properly a part of such costs and that Lessee has complied with the terms of Section 18 above in connection with the restoration. Prior to the disbursement of any portion of the Net Restoration Amount with respect to a Partial Casualty, Lessee shall provide evidence reasonably satisfactory to Lessor of the payment of restoration expenses by Lessee up to the amount of the insurance deductible applicable to such Partial Casualty. Lessor shall be entitled to keep any portion of the Net Restoration Amount which may be in excess of the cost of restoration, subject to the rights of Lender under the Loan Documents, and Lessee shall bear all additional costs, fees and expenses of such restoration in excess of the Net Restoration Amount. If this Lease is terminated with respect to any Property as a result of a Partial Casualty, simultaneously with such termination Lessee shall pay Lessor an amount equal to the insurance deductible applicable to such Partial Casualty.

         E. Any loss under any property damage insurance required to be maintained by Lessee or any Permitted Sublessee shall be adjusted by Lessor and Lessee. Any award relating to a Total Taking or a Partial Taking shall be adjusted by Lessor or, at Lessor's election, Lessee. Notwithstanding the foregoing or any other provisions of this Section to the contrary, if at the time of any Taking or any Casualty or at any time thereafter Lessee shall be in default under this Lease and such default shall be continuing, Lessor is hereby authorized and empowered but shall not be obligated, in the name and on behalf of Lessee and otherwise, to file and prosecute Lessee's claim, if any, for an award on account of such Taking or for insurance proceeds on account of such Casualty and to collect such award or proceeds and apply the same, after deducting all costs, fees and expenses incident to the collection thereof, to the curing of such default and any other then existing default under this Lease and/or to the payment of any amounts owed by Lessee to Lessor under this Lease, in such order, priority and proportions as Lessor in its discretion shall deem proper.

         F. Notwithstanding the foregoing, nothing in this Section 21 shall be construed as limiting or otherwise adversely affecting the representations, warranties, covenants and characterizations set forth in Lease, including, without limitation, those provisions set forth in Section 3 of this Lease.

         22. INSPECTION. Lessor and its authorized representatives shall have the right, upon giving reasonable advance notice, to enter any of the Properties or any part thereof at reasonable times in order to inspect the same and make photographic or other evidence concerning Lessee's compliance with the terms of this Lease or in order to show the Properties to prospective purchasers and lenders. Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee's business, any loss of occupancy or quiet enjoyment of any of the Properties and any other loss occasioned by such entry so long as Lessor shall have used reasonable efforts not to unreasonably interrupt Lessee's normal business operations. Lessee shall keep and maintain and cause the Permitted Sublessees to keep and maintain at the Properties or Lessee's corporate headquarters full, complete and appropriate books of account and records of Lessee's business relating to the Properties in accordance with GAAP. Lessee's and Permitted Sublessees' books and records shall be open for inspection at reasonable times and upon reasonable notice by Lessor, Lender and their respective auditors or other authorized representatives and shall show such information as is reasonably necessary to determine compliance with Lessor's obligations under the Loan Documents.

         23. DEFAULT, REMEDIES AND MEASURE OF DAMAGES. A. Each of the following shall be an event of default under this Lease (each, an "Event of Default"):

                  (i) If any representation or warranty of Lessee set forth in this Lease is false as and when made in any material respect, or if Lessee renders any statement or account which is false as and when made in any material respect;

                  (ii) If any rent or other monetary sum due under this Lease is not paid within five days from the date when due; provided, however, notwithstanding the occurrence of such an Event of Default, Lessor shall not be entitled to exercise its remedies set forth below unless and until Lessor shall have given Lessee written notice thereof and a period of five days from the delivery of such written notice shall have elapsed without such Event of Default being cured;

                  (iii) If Lessee fails to pay, prior to delinquency, any taxes, assessments or other charges, the failure of which to pay will result in the imposition of a lien against any of the Properties or the rental or other payments due under this Lease or a claim against Lessor, unless Lessee is contesting such taxes, assessments or other charges in accordance with the provisions of Section 10 of this Lease; provided, however, notwithstanding the occurrence of such an Event of Default, Lessor shall not be entitled to exercise its remedies set forth below unless and until Lessor shall have given Lessee written notice thereof and a period of 5 days from the delivery of such written notice shall have elapsed without such Event of Default being cured;

                  (iv) If Lessee becomes insolvent within the meaning of the Code, files or notifies Lessor that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, hereinafter, an "Action"), becomes the subject of either a petition under the Code or an Action which is not dissolved within 90 days after filing, or is not generally paying its debts as the same become due;

                  (v) If Lessee vacates or abandons any of the Properties other than in accordance with the provisions of Section 15 of this Lease;

                  (vi) If Lessee fails to observe or perform any of the other covenants (except with respect to a breach of the Aggregate Fixed Charge Coverage Ratio, which breach is addressed in subitem (ix) below), conditions or obligations of this Lease; provided, however, if any such failure does not involve the payment of any monetary sum, is not willful or intentional, does not place any rights or property of Lessor in immediate jeopardy, and is within the reasonable power of Lessee to promptly cure after receipt of notice thereof, all as determined by Lessor in its reasonable discretion, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until Lessor shall have given Lessee notice thereof and a period of 30 days shall have elapsed, during which period Lessee may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be cured within such 30 day period, as determined by Lessor in its reasonable discretion, and Lessee is diligently pursuing a cure of such failure, then Lessee shall have a reasonable period to cure such failure beyond such 30 day period, which shall in no event exceed 90 days after receiving notice of such failure from Lessor. If Lessee shall fail to correct or cure such failure within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required;

                  (vii) If there is an "Event of Default" or a breach or default, after the passage of all applicable notice and cure or grace periods, under any other Sale-Leaseback Document, any of the Other Agreements or any of the Permitted Subleases;

                  (viii) If a final, nonappealable judgment is rendered by a court against Lessee which has a material adverse effect on either the ability to conduct business at any of the Properties for its intended use or Lessee's ability to perform its obligations under this Lease, or is in the amount of $500,000.00 or more that is not covered by insurance, and in either event is not discharged or provision made for such discharge within 60 days from the date of entry thereof;

                  (ix) If there is a breach of the Aggregate Fixed Charge Coverage Ratio requirement and Lessor shall have given Lessee notice thereof and Lessee shall have failed within a period of 15 days from the delivery of such notice to either:

                           (1) deliver a Rejectable Substitution Offer to Lessor
                  for the substitution of such Substitute Properties satisfying the applicable requirements of Section 57.A for the Properties (starting with the Property with the lowest "Fixed Charge Coverage Ratio" (determined as contemplated in the following sentence) and proceeding in ascending order to the Property with the next lowest Fixed Charge Coverage Ratio) as is necessary to cure the breach of the Aggregate Fixed Charge Coverage Ratio requirement;

                           (2) deliver a Rejectable Purchase Offer to Lessor to
                  purchase such of the Properties (starting with the Property with the lowest Fixed Charge Coverage Ratio and proceeding in ascending order to the Property with the next lowest Fixed Charge Coverage Ratio) as is necessary to cure the breach of the Aggregate Fixed Charge Coverage Ratio requirement;

                           (3) deliver notice to Lessor that it has elected to
                  pay the FCCR Rent Prepayment Amount (as hereinafter defined) on the first day of the calendar month immediately following the date such notice is delivered; or

                           (4) deliver to Lessor a letter of credit in favor of
                  Lessor (or, at Lessor's written direction, in favor of Lender) in the form attached to this Lease as EXHIBIT B issued by an Approved Institution (the "FCCR Letter of Credit") in the amount of the FCCR Rent Prepayment Amount. Notwithstanding the foregoing, Lessee may not provide a FCCR Letter of Credit to cure a breach of the Aggregate Fixed Charge Coverage Ratio requirement if the amount of the FCCR Letter of Credit, when added to the aggregate amount of all FCCR Letters of Credit and the Security Deposit Letter of Credit, previously delivered to Lessor, would exceed the Base Annual Rental.

                  For purposes of the preceding subitems (1) and (2), the definitions set forth in Section 8.A of this Lease with respect to the calculation of the Aggregate Fixed Charge Coverage Ratio shall be deemed modified as applicable to provide for the calculation of a Fixed Charge Coverage Ratio for each Property on an individual basis rather than on an aggregate basis with the other Properties. For purposes of such calculation, the Operating Lease Expense with respect to this Lease for each such Property shall equal the product of (x) the Applicable Rent Reduction Percentage for such Property, and (y) the Base Annual Rental then in effect.

                  If Lessor makes a Rejectable Substitution Offer or Rejectable Purchase Offer as contemplated by subitems (1) and (2) above, unless Lessor rejects such Rejectable Substitution Offer or Rejectable Purchase Offer as contemplated by Section 57 or 58, as applicable, the failure of Lessee to complete such substitutions or purchases within the time period contemplated by Section 57 or 58, as applicable, shall be deemed an Event of Default without further notice or demand of any kind being required. If Lessee delivers notice to Lessor that it has elected to pay the FCCR Rent Prepayment Amount as provided in subitem
         (3) above, the failure of Lessee to pay Lessor the FCCR Rent Prepayment Amount on the first day of the calendar month immediately following the date such notice is delivered shall be deemed an Event of Default without further notice or demand of any kind being required.

                  In the event Lessee elects to pay Lessor the FCCR Rent Prepayment Amount as provided in subitem (3) above, Base Monthly Rental beginning with the calendar month in which such payment is made shall be equal to the Base Monthly Rental then in effect reduced by the FCCR Rent Reduction Amount (as hereinafter defined).

                  For purposes of this Section 23.A(ix), the following terms shall be defined as set forth below:

                  "FCCR RENT PREPAYMENT AMOUNT" means the present value, discounted on a monthly basis at 9.44%, of the FCCR Rent Reduction Amount for each month beginning with the calendar month in which the FCCR Rent Prepayment Amount is paid and ending with the calendar month of May, 2021, inclusive.

                   "FCCR RENT REDUCTION AMOUNT" the product of (x) the Base Monthly Rental for the last month of the fiscal year for which the breach of the Aggregate Fixed Charge Coverage Ratio requirement occurred and (y) the Fixed Charge Coverage Shortfall Percentage. For purposes of illustration and not limitation, if (i) Lessee's Aggregate Fixed Charge Coverage Ratio for the Fiscal Year ending May 27, 2010 was
         1.0 (which results in a Fixed Charge Coverage Shortfall Percentage of 20%), (ii) Lessee paid the FCCR Rent Prepayment Amount on September 1, 2010, and (iii) the Base Monthly Rental for August, 2010 was $100, then the Base Monthly Rental payment beginning on September 1, 2010 shall be equal to the Base Monthly Rental for August, 2010 reduced by the sum of $20.

                  "FIXED CHARGE COVERAGE SHORTFALL PERCENTAGE" means the percentage represented by (x) 1 minus (y) a fraction, the numerator of which shall be the Aggregate Fixed Charge Coverage Ratio for the fiscal year for which the breach of the Aggregate Fixed Charge Coverage Ratio requirement occurred, and the denominator of which shall be 1.25.

                  Any FCCR Letter of Credit delivered pursuant to this Section 23.A(ix) shall be maintained in effect until the next fiscal year of Lessee for which Lessee complies with the Aggregate Fixed Charge Coverage Ratio requirement without taking such FCCR Letter of Credit into account. If an Event of Default shall have occurred and be continuing, Lessor shall have the right to present such FCCR Letter of Credit for payment and apply such proceeds towards any amounts due under this Lease (including, without limitation, any amounts owed by Lessee under Section 23.B as a result of such Event of Default), provided that (x) such application of proceeds shall not be deemed to cure such Event of Default if the amount of the FCCR Letter of Credit is less than the amounts due under this Lease (including, without limitation, the amounts owed by Lessee under Section 23.B as a result of such Event of Default), and (y) if the amount of the FCCR Letter of Credit is more than the amounts due under this Lease (including, without limitation, the amounts owed by Lessee under Section 23.B as a result of such Event of Default), the excess shall be retained by Lessor to be applied towards amounts due under this Lease as a result of any subsequent Event of Default or returned to Lessee as required by the last sentence of this grammatical paragraph. Also, if a substitute or replacement FCCR Letter of Credit issued by an Approved Institution for such FCCR Letter of Credit in the amount of such FCCR Letter of Credit is not provided to Lessor at least 30 days prior to the scheduled expiration date of such FCCR Letter of Credit, Lessor shall have the right to present such FCCR Letter of Credit for payment at any time within such 30 day period and the proceeds of such FCCR Letter of Credit shall be retained by Lessor to be applied towards amounts due under this Lease as a result of any subsequent Event of Default or returned to Lessee as required by the last sentence of this grammatical paragraph. Once there occurs a fiscal year of Lessee for which Lessee complies with the Aggregate Fixed Charge Coverage Ratio requirement without taking such FCCR Letter of Credit into account and no Event of Default shall have occurred and be continuing, Lessor shall either: (i) release such FCCR Letter of Credit to the Approved Institution if the FCCR Letter of Credit has not been presented for payment; or (ii) pay to Lessee any proceeds from any drawn FCCR Letter of Credit if such proceeds were not previously applied as contemplated above.

                  Notwithstanding the foregoing, if, within a 30 day period after the delivery of Lessor's notice to Lessee of Lessee's breach of the Aggregate Fixed Charge Coverage Ratio requirement, Lessee provides evidence satisfactory to Lessor that the Aggregate Fixed Charge Coverage Ratio is at least 1.25:1 for the twelve calendar month period immediately preceding the delivery to Lessor of such evidence, no Event of Default shall be deemed to have occurred as a result of such breach of the Aggregate Fixed Charge Coverage Ratio requirement;

                  (x) If Lessee shall fail to maintain or cause to be maintained insurance in accordance with the requirements of Section 12 of this Lease; or

                  (xi) There shall be a breach of Section 26.D or Section 26.E.

         B. Upon the occurrence of an Event of Default, with or without notice or demand, except the notice prior to default required under certain circumstances by subsection A. above or such other notice as may be required by statute and cannot be waived by Lessee (all other notices being hereby waived), Lessor shall be entitled to exercise, at its option, concurrently, successively, or in any combination, all remedies available at law or in equity, including without limitation, any one or more of the following:

                  (i) To terminate this Lease, whereupon Lessee's and Permitted Sublessees' right to possession of the Properties shall cease and this Lease, except as to Lessee's liability, and the Permitted Subleases shall be terminated.

                  (ii) To reenter and take possession of any or all of the Properties, any or all Personalty and, to the extent permissible, all franchises, licenses, area development agreements, permits and other rights or privileges of Lessee pertaining to the use and operation of any or all of the Properties and to expel Lessee and those claiming under or through Lessee, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action. No notice from Lessor hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Lessor to terminate this Lease unless such notice specifically so states. If Lessee shall, after default, voluntarily give up possession of any of the Properties to Lessor, deliver to Lessor or its agents the keys to any of the Properties, or both, such actions shall be deemed to be in compliance with Lessor's rights and the acceptance thereof by Lessor or its agents shall not be deemed to constitute a termination of this Lease. Lessor reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice.

                  (iii) To seize all Personalty located on or at any or all of the Properties and to dispose thereof in accordance with the laws prevailing at the time and place of such seizure or to remove all or any portion of such Personalty and cause the same to be stored in a public warehouse or elsewhere at Lessee's sole expense, without becoming liable for any loss or damage resulting therefrom and without resorting to legal or judicial process, procedure or action.

                  (iv) To bring an action against Lessee for any damages sustained by Lessor or any equitable relief available to Lessor.

                  (v) To relet any or all of the Properties or any part thereof for such term or terms (including a term which extends beyond the original Lease Term), at such rentals and upon such other terms as Lessor, in its sole discretion, may determine, with all proceeds received from such reletting being applied to the rental and other sums due from Lessee in such order as Lessor may, in it sole discretion, determine, which other sums include, without limitation, all repossession costs, brokerage commissions, attorneys' fees and expenses, employee expenses, alteration, remodeling and repair costs and expenses of preparing for such reletting. Except to the extent required by applicable law, Lessor shall have no obligation to relet any of the Properties or any part thereof and shall in no event be liable for refusal or failure to relet any of the Properties or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting, and no such refusal or failure shall operate to relieve Lessee of any liability under this Lease or otherwise to affect any such liability. Lessor reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice.

                  (vi) (x) To recover from Lessee all rent and other monetary sums then due and owing under this Lease; and (y) to accelerate and recover from Lessee the present value (discounted at the rate of 6% per annum) of all rent and other monetary sums scheduled to become due and owing under this Lease after the date of such breach for the entire original scheduled Lease Term, provided, however, in no event shall such recovery be less than the sum of (i) the product of the percentage specified on Schedule I attached hereto which corresponds to the month in which such Event of Default first occurred multiplied by the sum of the Purchase Price for all of the Properties which are then subject to the Lease plus (ii) the sum of the Prepayment Charges corresponding to all of the Properties which are then subject to this Lease.

                  (vii) To recover from Lessee all costs and expenses, including reasonable attorneys' fees, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, paid or incurred by Lessor as a result of such breach, regardless of whether or not legal proceedings are actually commenced.

                  (viii) To immediately or at any time thereafter, and with or without notice, at Lessor's sole option but without any obligation to do so, correct such breach or default and charge Lessee all costs and expenses incurred by Lessor therein. Any sum or sums so paid by Lessor, together with interest at the Default Rate, shall be deemed to be Additional Rental hereunder and shall be immediately due from Lessee to Lessor. Any such acts by Lessor in correcting Lessee's breaches or defaults hereunder shall not be deemed to cure said breaches or defaults or constitute any waiver of Lessor's right to exercise any or all remedies set forth herein.

                  (ix) To immediately or at any time thereafter, and with or without notice, except as required herein, set off any money of Lessee held by Lessor under this Lease against any sum owing by Lessee or Guarantor hereunder.

                  (x) To seek any equitable relief available to Lessor, including, without limitation, the right of specific performance.

                  (xi) To present for payment all FCCR Letters of Credit and Security Deposit Letter of Credit previously delivered to Lessor and still outstanding and apply such proceeds toward any amounts due under this Lease (including, without limitation, any amounts owed by Lessee under this Section 23.B as a result of such Event of Default), provided that (x) such application of proceeds shall not be deemed to cure such Event of Default if the amount of the FCCR Letters of Credit and the Security Deposit Letter of Credit is less than the amounts due under this Lease (including, without limitation, the amounts owed by Lessee under this Section 23.B as a result of such Event of Default), and (y) if the amount of the FCCR Letters of Credit and the Security Deposit Letter of Credit is more than the amounts due under this Lease (including, without limitation, the amounts owed by Lessee under this Section 23.B as a result of such Event of Default), the excess shall be kept, applied by Lessor and returned as provided in either Section 5.C or Section 23.A(ix), as applicable.

         All powers and remedies given by this Section to Lessor, subject to applicable law, shall be cumulative and not exclusive of one another or of any other right or remedy or of any other powers and remedies available to Lessor under this Lease, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements of Lessee contained in this Lease, and no delay or omission of Lessor to exercise any right or power accruing upon the occurrence of any Event of Default shall impair any other or subsequent Event of Default or impair any rights or remedies consequent thereto. Every power and remedy given by this Section or by law to Lessor may be exercised from time to time, and as often as may be deemed expedient, by Lessor, subject at all times to Lessor's right in its sole judgment to discontinue any work commenced by Lessor or change any course of action undertaken by Lessor.

         If Lessee shall fail to observe or perform any of its obligations under this Lease or in the event of an emergency, then, without waiving any Event of Default which may result from such failure or emergency, Lessor may, but without any obligation to do so, take all actions, including, without limitation, entry upon any or all of the Properties to perform Lessee's obligations, immediately and without notice in the case of an emergency and upon five days written notice to Lessee in all other cases. All expenses incurred by Lessor in connection with performing such obligations, including, without limitation, reasonable attorneys' fees and expenses, together with interest at the Default Rate from the date any such expenses were incurred by Lessor until the date of payment by Lessee, shall constitute Additional Rental and shall be paid by Lessee to Lessor upon demand.

         24. LIENS; MORTGAGES, SUBORDINATION, NONDISTURBANCE AND ATTORNMENT. Lessor's interest in this Lease and/or any of the Properties shall not be subordinate to any liens or encumbrances placed upon any of the Properties by or resulting from any act of Lessee, and nothing herein contained shall be construed to require such subordination by Lessor. Lessee shall keep the Properties free from any liens for work performed, materials furnished or obligations incurred by Lessee. NOTICE IS HEREBY GIVEN THAT LESSEE IS NOT AUTHORIZED TO PLACE OR ALLOW TO BE PLACED ANY LIEN, MORTGAGE, DEED OF TRUST, SECURITY INTEREST OR ENCUMBRANCE OF ANY KIND UPON ALL OR ANY PART OF ANY OF THE PROPERTIES OR LESSEE'S LEASEHOLD INTEREST THEREIN OR THE PERSONALTY, AND ANY SUCH PURPORTED TRANSACTION WHICH IS NOT APPROVED BY LESSOR SHALL BE VOID. FURTHERMORE, ANY SUCH PURPORTED TRANSACTION SHALL BE DEEMED A TORTIOUS INTERFERENCE WITH LESSOR'S RELATIONSHIP WITH LESSEE AND LESSOR'S OWNERSHIP OF THE PROPERTIES.

         This Lease at all times shall automatically be subordinate to the Mortgages and to the lien of any and all ground leases, mortgages, trust deeds and deeds to secure debt now or hereafter placed upon any of the Properties by Lessor, and Lessee covenants and agrees to execute and deliver, upon demand, such further instruments subordinating this Lease to the lien of the Mortgages and any or all such ground leases, mortgages, trust deeds or deeds to secure debt as shall be desired by Lessor, or any present or proposed mortgagees or lenders under trust deeds or deeds to secure debt, upon the condition that Lessee shall have the right to remain in possession of the Properties under the terms of this Lease, notwithstanding any default in the Mortgages or any or all such ground leases, mortgages, trust deeds or deeds to secure debt or after foreclosure of any or all such Mortgages, mortgages, trust deeds or deeds to secure debt or termination of any or all such ground leases, so long as Lessee is not in default under any of the covenants, conditions and agreements contained in this Lease.

         If any landlord, mortgagee, receiver, Lender or other secured party elects to have this Lease and the interest of Lessee hereunder be superior to any of the Mortgages or any such ground lease, mortgage, trust deed or deed to secure debt and evidences such election by notice given to Lessee, then this Lease and the interest of Lessee hereunder shall be deemed superior to any such Mortgage, ground lease, mortgage, trust deed or deed to secure debt, whether this Lease was executed before or after such Mortgage, ground lease, mortgage, trust deed or deed to secure debt and in that event such landlord, mortgagee, receiver, Lender or other secured party shall have the same rights with respect to this Lease as if it had been executed and delivered prior to the execution and delivery of such Mortgage, ground lease, mortgage, trust deed or deed to secure debt and had been assigned to such landlord, mortgagee, receiver, Lender or other secured party.

         Although the foregoing provisions shall be self-operative and no future instrument of subordination shall be required, upon request by Lessor, Lessee shall execute and deliver whatever instruments may be required for such purposes, and in the event Lessee fails so to do within 10 days after demand, Lessee does hereby make, constitute and irrevocably appoint Lessor as its agent and attorney-in-fact and in its name, place and stead so to do, which appointment shall be deemed coupled with an interest.

         In the event any purchaser or assignee of Lender at a foreclosure sale acquires title to any of the Properties, or in the event Lender or any assignee otherwise succeeds to the rights of Lessor as landlord under this Lease, Lessee shall attorn to Lender or such purchaser or assignee, as the case may be (a "Successor Lessor"), and recognize the Successor Lessor as lessor under this Lease, and this Lease shall continue in full force and effect as a direct lease between the Successor Lessor and Lessee, provided that the Successor Lessor shall only be liable for any obligations of the lessor under this Lease which accrue after the date that such Successor Lessor acquires title. The foregoing provision shall be self operative and effective without the execution of any further instruments.

         The Permitted Subleases at all times shall automatically be subordinate to this Lease and the Mortgages.

         25. ESTOPPEL CERTIFICATE. A. At any time, but not more often than twice every 12 months, and from time to time, Lessee shall, promptly and in no event later than 10 days after a request from Lessor or Lender, execute, acknowledge and deliver to Lessor or Lender a certificate in the form supplied by Lessor, Lender or any present or proposed mortgagee or purchaser designated by Lessor, certifying: (i) that Lessee has accepted the Properties (or, if Lessee has not done so, that Lessee has not accepted the Properties, and specifying the reasons therefor); (ii) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if this Lease is not in full force and effect, the certificate shall so specify the reasons therefor; (iii) the commencement and expiration dates of the Lease Term, including the terms of any extension options of Lessee; (iv) the date to which the rentals have been paid under this Lease and the amount thereof then payable; (v) whether there are then any existing defaults by Lessor in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof; (vi) that no notice has been received by Lessee of any default under this Lease which has not been cured, except as to defaults specified in the certificate; (vii) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Lessee; (viii) that neither Lessor nor Lender has actual involvement in the management or control of decision making related to the operational aspects or the day-to-day operations of the Properties; and (ix) any other information reasonably requested by Lessor, Lender or such present or proposed mortgagee or purchaser.

         B. If Lessee shall fail or refuse to sign a certificate in accordance with the provisions of this Section within 10 days following a written request by Lessor, Lessee irrevocably constitutes and appoints Lessor as its attorney-in-fact to execute and deliver the certificate to any such third party, it being stipulated that such power of attorney is coupled with an interest and is irrevocable and binding; provided, however, that Lessor's execution and delivery of such certificate on behalf of Lessee shall not cure any default arising by reason of Lessee's failure to execute and deliver such certificate.

         26. ASSIGNMENT; SUBLETTING. A. Lessor shall have the right to sell or convey all, but not less than all, of the Properties or to assign its right, title and interest as Lessor under this Lease in whole, but not in part. In the event of any such sale or assignment other than a security assignment, provided Lessee receives written notice that such purchaser or assignee has assumed all of Lessor's obligations under this Lease, Lessee shall attorn to such purchaser or assignee and Lessor shall be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation of Lessor contained herein, except for obligations or liabilities accrued prior to such assignment or sale.

         B. Lessee acknowledges that Lessor has relied both on the business experience and creditworthiness of Lessee and the Permitted Sublessees and upon the particular purposes for which Lessee and the Permitted Sublessees intend to use the Properties in entering into this Lease. Without the prior written consent of Lessor and except as provided below and for the Permitted
Subleases: (i) Lessee shall not assign, transfer or convey this Lease or any interest therein, whether by operation of law or otherwise; (ii) no interest in Lessee or Guarantor shall be assigned, transferred, conveyed, pledged or mortgaged, whether by operation of law or otherwise, including, without limitation, a dissolution of Lessee or Guarantor or a transfer of any of the voting stock of Lessee or Guarantor other than trades of Lessee's or Guarantor's common stock on a nationally recognized stock market or transfers of common stock of Guarantor in connection with a going private transaction so long as immediately following the transaction, Aaron Spencer directly or indirectly continues to control at least 51% of the outstanding voting capital stock of Parent (as defined below) and Parent continues to own at least 51% of the outstanding voting capital stock of Guarantor; and (iii) Lessee shall not sublet all or any part of any of the Properties. It is expressly agreed that Lessor may withhold or condition such consent based upon such matters as Lessor may in its reasonable discretion determine, including, without limitation, the experience and creditworthiness of any assignee, the assumption by any assignee of all of Lessee's obligations hereunder by undertakings enforceable by Lessor, payment to Lessor of any rentals owing under a sublease which are in excess of the rentals owing hereunder, the transfer to any assignee of all necessary licenses and franchises to continue operating the Properties for the purposes herein provided, receipt of such representations and warranties from any assignee as Lessor may request, including such matters as its organization, existence, good standing and finances and other matters, whether or not similar in kind. At the time of any assignment of this Lease which is approved by Lessor, the assignee shall assume all of the obligations of Lessee under this Lease pursuant to

Lessor's standard form of assumption agreement. No such assignment nor any subletting of any of the Properties shall relieve Lessee of its obligations respecting this Lease. Any assignment, transfer, conveyance, pledge, mortgage or subletting in violation of this Section shall be voidable at the sole option of Lessor.

         C. Notwithstanding the foregoing, Lessee shall have the right to sublease any of the Properties, without the prior written consent of Lessor or Lender, if the following conditions are satisfied:

                  (1) no Event of Default shall have occurred and be continuing under this Lease as of the effective date of such sublease;

                  (2) any such sublease shall be subordinate to this Lease and the Mortgage corresponding to the Property to which such sublease relates;

                  (3) Lessee shall remain liable under this Lease notwithstanding such sublease; and

                  (4) the Properties subject to such subleases shall be used as Permitted Facilities and shall otherwise be operated and maintained in accordance with the terms and conditions of this Lease.

         D. Notwithstanding the foregoing, if the voting capital stock of Guarantor is no longer publicly traded: (i) Uno Restaurant Holdings Corporation, a Delaware corporation, or such other Person that acquires all the voting capital stock of Guarantor in a transaction making Guarantor a privately held company ("Parent") may transfer so much of its capital stock in Guarantor for so long as Parent continues to own 51% or more of the outstanding voting capital stock of Guarantor; and (ii) Aaron Spencer may transfer so much of his capital stock in Parent for so long as he continues to own 51% or more of the outstanding voting capital stock of Parent (such 51% ownership interest, in each case the "Threshold Amount"). Neither Parent nor Aaron Spencer shall transfer any voting capital stock in Guarantor or Parent, respectively, resulting in Parent or Aaron Spencer owning voting capital stock in Guarantor or Parent, respectively, in an amount less than the Threshold Amount (each, an "Excess Threshold Transfer") without Lessor's and Lender's prior written consent, which consent shall not be unreasonably withheld if: (i) no Event of Default then exists and is continuing; and (ii) if an Excess Threshold Transfer occurs prior to the third anniversary of the Effective Date, Lessee provides Lessor with written reasonable evidence that following the Excess Threshold Transfer the following individuals will maintain their respective positions as officers of Guarantor for a period of not less than one year after the date of the Excess Threshold Transfer: (a) Craig S. Miller as President and CEO, (b) Robert M. Vincent, Executive Vice President and Chief Financial Officer, and (c) Paul W. MacPhail, Executive Vice President and Chief Operating Officer. Regardless of when an Excess Threshold Transfer occurs, from and after the occurrence of an Excess Threshold Transfer, Lessee shall cause Guarantor and Parent to maintain a "Corporate Fixed Charge Coverage Ratio" (as defined below) of not less than
1.20 to 1. The term "Corporate Fixed Charge Coverage Ratio" shall mean with respect to the twelve month period of time immediately preceding the end of each fiscal quarter of Guarantor and Parent (each, a "12 Month Period"), the ratio calculated for such period of time, each as determined in accordance with GAAP, of (a) the sum of Net Income, Depreciation and Amortization, Interest Expense and Operating Lease Expense, to (b) the sum of Operating Lease Expense, scheduled principal payments of long term Debt, scheduled maturities of all Capital Leases and Interest Expense. Notwithstanding the foregoing to the contrary, a transfer of capital stock by: (i) Aaron Spencer to a family trust or other estate planning entity controlled by Aaron Spencer and in which Aaron Spencer's family members are beneficiaries, (ii) the estate of Aaron Spencer to family members, a family trust or other family-owned estate planning entity or (iii) transfers by family members, a family trust or other family-owned estate planning entity among themselves, shall not be deemed an Excess Threshold Transfer and such capital stock held by a family member, in a family trust or another family-owned estate planning entity controlled by Aaron Spencer and in which Aaron Spencer's family members are beneficiaries shall be deemed to be owned by Aaron Spencer for purposes of this Section 26.D.

         For purposes of this Section 26.D, the following terms shall be defined as set forth below:

                  "CAPITAL LEASE" shall mean all leases of any property, whether real, personal or mixed, by Guarantor and Parent, which leases would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of Guarantor and Parent. The term "Capital Lease" shall not include any operating lease.

                  "DEBT" shall mean with respect to Guarantor and Parent and for the applicable 12 Month Period (i) indebtedness for borrowed money,
         (ii) obligations evidenced by bonds, indentures, notes or similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations under leases which should be, in accordance with GAAP, recorded as Capital Leases, and (v) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

                  "DEPRECIATION AND AMORTIZATION" shall mean the depreciation and amortization accruing during the applicable 12 Month Period with respect to Guarantor and Parent, as determined in accordance with GAAP.

                  "INTEREST EXPENSE" shall mean for the applicable 12 Month Period, the sum of all interest accrued or which should be accrued in respect of all Debt of Guarantor and Parent, as determined in accordance with GAAP.

                  "NET INCOME" shall mean with respect to the applicable 12 Month Period, the net income or net loss of Guarantor and Parent. In determining the amount of Net Income, (i) adjustments shall be made for nonrecurring gains and losses or non-cash items allocable to the applicable 12 Month Period, and (ii) deductions shall be made for, among other things, Depreciation and Amortization, Interest Expense, Operating Lease Expense and actual corporate overhead expense allocable to the applicable 12 Month Period.

                  "OPERATING LEASE EXPENSE" shall mean the sum of all payments and expenses incurred by Guarantor and Parent under any operating leases during the applicable 12 Month Period, as determined in accordance with GAAP.

         E. Notwithstanding the prohibition on pledging set forth in subsection B, above, the holders of capital stock in Guarantor and Parent may pledge or otherwise encumber their capital stock to secure obligations of Lessee, Guarantor, Parent and their Affiliates to institutional lenders for indebtedness and other obligations or any refinancings thereof (an "Institutional Loan"). Notwithstanding the prohibition on transfer set forth in subsection B, above, and without limiting any transfer permitted by the preceding subsection D, the interests in Guarantor and/or Parent may be assigned, transferred or conveyed: (i) in connection with a foreclosure or other sale of the interests in Guarantor and/or Parent as a result of a default or breach of the Institutional Loan or
(ii) in connection with any subsequent transfer made by the Institutional Loan lender which acquired the interests by foreclosure or transfer-in-lieu thereof (each, the "Foreclosure Transfer"), and Lessor shall in each instance be deemed to have consented to such Foreclosure Transfer, provided that:

                  (i) no Event of Default shall have occurred and be continuing at the time of the Foreclosure Transfer;

                  (ii) after giving effect to such Foreclosure Transfer, whether as a single transaction or as a series of transactions, either (x) Guarantor, including any surviving entity as a result of such Foreclosure Transfer and/or successor of Guarantor, shall have a net worth determined in accordance with GAAP at least equal to $40,000,000.00 (the "Net Worth Condition") or (y) if Guarantor does not meet the Net Worth Condition concurrently with the completion of such Foreclosure Transfer, Lessee shall (1) pay to Lessor the Foreclosure Transfer Rent Prepayment Amount (as hereinafter defined) to the extent necessary to cause the Aggregate Fixed Charge Coverage Ratio for all of the Properties, taken as a whole, to be at least equal to 3.0:1 for the twelve-month period of time immediately preceding the end of the fiscal quarter of Lessee closed prior to the date on which Lessee gives the Foreclosure Transfer Notice (as hereinafter defined), and (2) pay to Lessor the Prepayment Charges payable by Lessor to Lender as a result of the prepayment of such Base Monthly Rental. Upon Lessee's payment of the Foreclosure Transfer Rent Prepayment Amount and Prepayment Charges as contemplated by the preceding sentence, Lessor agrees that the Base Monthly Rental beginning with the calendar month immediately following the month in which such payment is made (or, if such payment is made on the first day of a calendar month, beginning with the calendar month in which such payment is made) shall be equal to the Base Monthly Rental then in effect reduced by the Foreclosure Transfer Rent Reduction Amount (as hereinafter defined);

                  (iii) after giving effect to such Foreclosure Transfer, whether as a single transaction or as a series of transactions, if Guarantor has a long term debt rating, such rating is no worse than the lesser of Guarantor's long term debt rating as of the Effective Date of the Lease and Guarantor's long term debt rating immediately prior to the consummation of such Foreclosure Transfer;

                  (iv) Guarantor, including any surviving entity of such Foreclosure Transfer and/or successor of Guarantor, shall not be released from any of its obligations under this Guaranty, and such surviving entity or successor entity, as applicable, has assumed in writing or by operation of law (provided Lessor has received a satisfactory opinion of counsel to Guarantor confirming that such assumption will occur by operation of law) all of Guarantor's obligations under this Guaranty and Guarantor shall not be released from its obligations under this Guaranty;

                  (v) Guarantor, after giving effect to such Foreclosure Transfer, shall have a Corporate Fixed Charge Coverage Ratio determined as of the end of Guarantor's most recently closed fiscal quarter on a proforma basis after giving effect to the proposed Foreclosure Transfer of at least 1.20;

                  (vi) the Properties will be operated as a nationally or regionally recognized casual dining concept;

                  (vii) Guarantor or the operator of the Properties will have at least 5 years' experience operating a multi-unit casual dining restaurant concept with the same or greater number of units as are then operated by Guarantor and its Affiliates; and

                  (viii) if and to the extent that the Loans have been subject to a Securitization, Lender shall have received a notice or confirmation of the rating agencies which have issued ratings in connection with such Securitization that such Foreclosure Transfer will not cause any of such rating agencies to downgrade, modify, withdraw or qualify any of such ratings.

         For purposes of this Section 26.E, the following terms shall be defined as set forth below:

                  "FORECLOSURE TRANSFER RENT PREPAYMENT AMOUNT" means the present value, discounted on a monthly basis at [___%], of the Subject Transfer Rent Reduction Amount for each month beginning with the calendar month immediately following the month in which the Foreclosure Transfer Rent Prepayment Amount is paid (or, if the Foreclosure Transfer Rent Prepayment Amount is paid on the first day of a calendar month, beginning with the calendar month in which the Foreclosure Transfer Rent Prepayment Amount is paid) and ending with the calendar month of May, 2021, inclusive.

                   "FORECLOSURE TRANSFER RENT REDUCTION AMOUNT" the product of
         (x) the Base Monthly Rental for the last month of the fiscal quarter of Lessee which ended prior to the date on which Lessee gives Lessor the Foreclosure Transfer Notice and (y) the Foreclosure Transfer FCCR Shortfall Percentage. For purposes of illustration and not limitation, if (i) Lessee's Aggregate Fixed Charge Coverage Ratio for the Fiscal Year ending May 27, 2010 was 2.0 (which results in a Foreclosure Transfer FCCR Shortfall Percentage of 33%), (ii) Lessee paid the Foreclosure Transfer Rent Prepayment Amount on August 15, 2010, and
         (iii) the Base Monthly Rental for August, 2010 was $100, then the Base Monthly Rental payment beginning on September 1, 2010 shall be equal to the Base Monthly Rental for August, 2010 reduced by the sum of $33.33.

                  "FORECLOSURE TRANSFER FCCR SHORTFALL PERCENTAGE" means the percentage represented by (x) 1 minus (y) a fraction, the numerator of which shall be the Aggregate Fixed Charge Coverage Ratio for the twelve month period of time immediately preceding the end of the fiscal quarter of Lessee which closed prior to the date on which Lessee gives the Foreclosure Transfer Notice, and the denominator of which shall be 3.

         Lessee shall notify Lessor and Lender at least 30 days but not more than 90 days prior to the completion of any Foreclosure Transfer, whether or not the consent of Lessor to such Foreclosure Transfer is deemed given under the terms of this Section 26.E (each, a "Foreclosure Transfer Notice"). Lessee shall provide Lessor and Lender with information reasonably sufficient to enable Lessor and Lender to determine that Lessee has satisfied the conditions to any Foreclosure Transfer, including, without limitation, such financial information as Lessor and

Lender may reasonably require to enable them to determine that the Net Worth Condition and/or Aggregate Fixed Charge Coverage Ratio requirements set forth in Section 26.E have been satisfied, or will be satisfied simultaneously with the completion of the Foreclosure Transfer. In addition, to the extent that the loans contemplated by the Loan Documents have been subject to a Securitization, Lessee agrees to cooperate in good faith in connection with providing such information as the rating agencies may reasonably require to evaluate any such proposed Foreclosure Transfer. If the foregoing conditions are not satisfied, then the interests in Guarantor or Parent shall not be transferred pursuant to a Foreclosure Transfer.

         F. Except as provided in Section 12 of the Permitted Subleases, Lessee shall not amend, modify, alter, change, terminate or cancel any of the Permitted Subleases or grant any approval, consent or waiver under any of the Permitted Subleases without the prior written consent of Lessor and Lender and any such action which is not approved by Lessor and Lender shall be void.

         27. OPTION TO EXTEND; NEW LEASE. A. Lessee shall have the option to continue this Lease in effect for four additional successive periods of five years each, provided that, at the time of exercise of such option or at the expiration of the Lease Term or, if applicable, the preceding extension of the Lease Term, no Event of Default shall have occurred and be continuing under this Lease. If Lessee exercises such option, this Lease shall continue for the applicable period in accordance with the terms and provisions of this Lease then in effect, except that the Base Annual Rental during each extension period shall be in an amount set forth on attached Exhibit C. Lessor and Lessee agree that the Base Annual Rental during each extension period represents the then fair market value of the Properties.

         Lessee may only exercise the first extension option by giving notice to Lessor of Lessee's intention to do so not later than November 30, 2019. If the first extension option is exercised by Lessee, Lessee may only exercise the second extension option by giving notice to Lessor of Lessee's intention to do so not later than August 31, 2025. If the first two extension options are exercised, Lessee may only exercise the third extension option by giving notice to Lessor of Lessee's intention to do so not later than August 31, 2030. If the first three extension options are exercised, Lessee may only exercise the fourth extension option by giving notice to Lessor of Lessee's intention to do so not later than August 31, 2035.

         28. RIGHT OF FIRST OFFER TO PURCHASE PROPERTIES. If, during the Lease Term, Lessor desires to sell its interest in the Properties, as a result of a third party offer or expression of interest from a third party (which may be solicited by Lessor and with no requirement that an offer actually be made by such third party), then, provided no Event of Default has occurred and is continuing, Lessor shall give Lessee the right to purchase such interest (the "Interest") for a price and on terms and conditions, determined by Lessor and set forth in a notice given to Lessee (the "ROFO Notice"), Lessee shall have thirty (30) days after receipt of the ROFO Notice to elect, in writing, to acquire such Interest at the price and on such terms and conditions set forth in the ROFO Notice. Lessee's silence shall be deemed a rejection of its right to acquire such Interest. Any such election by Lessee shall only be effective if accompanied by Lessee's payment to Lessor of a non-refundable cash down payment equal to 10% of the price set forth in the ROFO Notice. If Lessee timely and properly elects to acquire such Interest, the closing shall take place within one hundred and twenty (120) days after the ROFO Notice. The balance of the purchase price shall be paid in cash at closing. If Lessee does not timely elect to acquire such Interest, Lessor shall be free to sell the Interest to any other Person within one (1) year of Lessee's rejection or deemed rejection without being required to comply again with the foregoing provisions of this Section, provided that, if Lessor intends to sell the Interest after such one (1) year period or within such one (1) year period at a price less than 95% of the price described in the ROFO Notice or on terms materially more favorable to a purchaser than those set forth in the ROFO Notice, Lessor shall give Lessee written notice, setting forth the applicable purchase price and terms and conditions, and Lessee shall have thirty (30) days to elect in writing to purchase the Interest at such purchase price and on such terms and conditions. The right of first offer granted by this Section shall not survive the expiration or earlier termination of this Lease or the purchase of the Properties by a third party after Lessee's failure to exercise such right or Lessee's waiver thereof. Furthermore, the right of first offer granted by this Section shall not apply to a foreclosure of any of the Mortgages or the delivery to Lender of a deed in lieu of foreclosure and shall not survive any such foreclosure or delivery of a deed in lieu of foreclosure. Upon the termination of this right of first offer, Lessee shall execute such instruments as may be reasonably required by Lessor to provide constructive notice of the termination thereof.

         29. NOTICES. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Lease shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next Business Day, if delivered by express overnight delivery service, or
(d) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

              If to Lessee:            SL Properties, Inc.
                                       100 Charles Park Road
                                       West Roxbury, Massachusetts  02132
                                       Attention:          Robert M. Vincent
                                       Telephone:          (617) 218-5215
                                       Telecopy:           (617) 218-5375

              If to Lessor:            Zuno Property LLC
                                       c/o U.S. Realty Advisors LLC
                                       1370 Avenue of the Americas
                                       New York, NY 10019
                                       Attention:          Mr. David M. Ledy
                                       Telephone:          (212) 581-4540
                                       Telecopy:           (212) 581-4950

              With a copy to:          Proskauer Rose LLP
                                       1585 Broadway
                                       New York, NY 10036
                                       Attention:      Kenneth S. Hilton, Esq.
                                       Telephone:      (212) 969-3000
                                       Telecopy:       (212) 969-2900

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above. No such notices, consents, approvals or other communications shall be valid unless Lender receives a duplicate original thereof at the following address:

                                       Dennis L. Ruben, Esq.
                                       Executive Vice President, General Counsel
                                       and Secretary
                                       FFCA Funding Corporation
                                       17207 North Perimeter Drive
                                       Scottsdale, AZ 85255
                                       Telephone:        (480) 585-4500
                                       Telecopy:         (480) 585-2226

or to such other address or such other person as Lender may from time to time specify to Lessor and Lessee in a notice delivered in the manner provided above.

         30. HOLDING OVER. If Lessee remains in possession of any of the Properties after the expiration of the term hereof, Lessee, at Lessor's option and within Lessor's sole discretion, may be deemed a tenant on a month-to-month basis and shall continue to pay rentals and other sums in the amounts herein provided, except that the Base Monthly Rental shall be increased by 150%, and to comply with all the terms of this Lease; provided that nothing herein nor the acceptance of rent by Lessor shall be deemed a consent to such holding over. Lessee shall defend, indemnify, protect and hold the Indemnified Parties harmless from and against any and all Losses resulting from Lessee's failure to surrender possession upon the expiration of the Lease Term, including, without limitation, any claims made by any succeeding lessee. The terms of this Section 30 shall survive the expiration of the Lease Term.

         31. LANDLORD'S LIEN/SECURITY INTEREST. Lessee agrees that Lessor shall have a landlord's lien, and additionally hereby separately grants to Lessor a first and prior security interest, in, on and against all Personalty and Security Deposit Letter of Credit and any FCCR Letter of Credit, which lien and security interest shall secure the payment of all rental and other charges payable by Lessee to Lessor under the terms hereof and all other obligations of Lessee to Lessor under this Lease. Lessee further agrees to execute and deliver to Lessor from time to time such financing statements and other documents as Lessor may then deem appropriate or necessary to perfect and maintain said lien and security interest, and expressly acknowledges and agrees that, in addition to any and all other rights and remedies of Lessor whether hereunder or at law or in equity, in the event of any default of Lessee hereunder, Lessor shall have any and all rights and remedies granted a secured party under the Uniform Commercial Code then in effect in the states in which the Properties are located. If Lessee shall fail for any reason to execute any such financing statement or document within 15 days after Lessor's request therefor, Lessor shall have the right to execute the same as attorney-in-fact of Lessee, coupled with an interest, for, and on behalf, and in the name of Lessee. Lessee covenants to promptly notify Lessor of any changes in Lessee's name and/or organizational structure which may necessitate the execution and filing of additional financing statements (provided, however, the foregoing shall not be construed as Lessor's consent to such changes).

         32. REMOVAL OF PERSONALTY. At the expiration of the Lease Term, and if Lessee is not then in breach hereof, Lessee may remove all Personalty from the Properties. Lessee shall repair any damage caused by such removal and shall leave the Properties broom clean and in good and working condition and repair inside and out. Any property of Lessee left on the Properties on the tenth day following the expiration of the Lease Term shall, at Lessor's option, automatically and immediately become the property of Lessor.

         33. FINANCIAL STATEMENTS. Within 45 days after the end of each fiscal quarter and within 120 days after the end of each fiscal year of Lessee and Guarantor, Lessee shall deliver to Lessor and Lender (i) complete financial statements of Lessee, Guarantor and Permitted Sublessees including a balance sheet, profit and loss statement, statement of cash flows and all other related schedules for the fiscal period then ended; and (ii) income statements for the business at each of the Properties. All such financial statements shall be prepared in accordance with GAAP and shall be certified to be accurate and complete by Lessee and Guarantor (or the Treasurer or other appropriate officer of Lessee and Guarantor). Lessee understands that Lessor and Lender will rely upon such financial statements and Lessee represents that such reliance is reasonable. In the event that Lessee's, Guarantor's and Permitted Sublessees' property and business at the Properties is ordinarily consolidated with other business for financial statement purposes, such financial statements shall be prepared on a consolidated basis showing separately the sales, profits and losses, assets and liabilities pertaining to each of the Properties with the basis for allocation of overhead of other charges being clearly set forth. The financial statements delivered to Lessor and Lender need not be audited, but Lessee shall deliver to Lessor and Lender copies of any audited financial statements of Lessee and Guarantor which may be prepared, as soon as they are available.

         34. FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, acts of God, enemy or hostile governmental action, civil commotion, fire or other casualty beyond the control of the party obligated to perform shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to rental and other monies to be paid by Lessee pursuant to this Lease and any indemnification obligations imposed upon Lessee under this Lease.

         35. TIME IS OF THE ESSENCE. Time is of the essence with respect to each and every provision of this Lease in which time is a factor.

         36. LESSOR'S LIABILITY. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that (i) there shall be absolutely no personal liability on the part of Lessor, its successors or assigns and the trustees, members, partners, shareholders, officers, directors, employees and agents of Lessor and its successors or assigns, to Lessee with respect to any of the terms, covenants and conditions of this Lease, (ii) Lessee waives all claims, demands and causes of action against the trustees, members, partners, shareholders, officers, directors, employees and agents of Lessor and its successors or assigns in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, and (iii) Lessee shall look solely to the Properties for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, or any other matter in connection with this Lease or the Properties, such exculpation of liability to be absolute and without any exception whatsoever.

         37. CONSENT OF LESSOR. (a) Unless specified otherwise herein, Lessor's consent to any request of Lessee may be conditioned or withheld in Lessor's sole discretion. Lessor shall have no liability for damages resulting from Lessor's failure to give any consent, approval or instruction reserved to Lessor, Lessee's sole remedy in any such event being an action for injunctive relief.

         (b) It is understood and agreed that to the extent Lessor is required to obtain the consent, approval, agreement or waiver of Lender with respect to a matter for which Lessor's approval has been requested under this Lease, Lessor shall in no event be deemed to have unreasonably withheld Lessor's consent, approval, agreement or waiver thereof if Lender shall not have given its approval if required.

         38. WAIVER AND AMENDMENT. No provision of this Lease shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion. No acceptance by Lessor of an amount less than the monthly rent and other payments stipulated to be due under this Lease shall be deemed to be other than a payment on account of the earliest such rent or other payments then due or in arrears nor shall any endorsement or statement on any check or letter accompanying any such payment be deemed a waiver of Lessor's right to collect any unpaid amounts or an accord and satisfaction.

         39. SUCCESSORS BOUND. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.

         40. NO MERGER. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not result in a merger of Lessor's and Lessee's estates, and shall, at the option of Lessor, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Lessor of any or all of such subleases or subtenancies.

         41. CAPTIONS. Captions are used throughout this Lease for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

         42. SEVERABILITY. The provisions of this Lease shall be deemed severable. If any part of this Lease shall be held unenforceable by any court of competent jurisdiction, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

         43. CHARACTERIZATION. A. It is the intent of the parties hereto that the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between landlord and tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein. None of the agreements contained herein, is intended, nor shall the same be deemed or construed, to create a partnership between Lessor and Lessee, to make them joint venturers, to make Lessee an agent, legal representative, partner, subsidiary or employee of Lessor, nor to make Lessor in any way responsible for the debts, obligations or losses of Lessee.

         B. Lessor and Lessee acknowledge and warrant to each other that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance. This Lease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of a covenant.

         44. EASEMENTS. During the Lease Term Lessor shall have the right to grant utility easements on, over, under and above any of the Properties without the prior consent of Lessee, provided that such easements will not materially interfere with Lessee's or a Permitted Sublessee's use.

         45. BANKRUPTCY. A. As a material inducement to Lessor executing this Lease, Lessee acknowledges and agrees that Lessor is relying upon (i) the financial condition and specific operating experience of Lessee and Lessee's and Permitted Sublessees' obligation to use each of the Properties specifically in accordance with system-wide requirements imposed from time to time on Permitted Facilities, (ii) Lessee's timely performance of all of its obligations under this Lease notwithstanding the entry of an order for relief under the Code for Lessee and (iii) all defaults under this Lease as to all Properties being cured promptly and this Lease being assumed within 60 days of any order for relief entered under the Code for Lessee, or this Lease being rejected within such 60 day period and the Properties surrendered to Lessor.

         Accordingly, in consideration of the mutual covenants contained in this Lease and for other good and valuable consideration, Lessee hereby agrees that:

                  (i) All obligations that accrue under this Lease (including the obligation to pay rent), from and after the date that an Action is commenced shall be timely performed exactly as provided in this Lease and any failure to so perform shall be harmful and prejudicial to Lessor;

                  (ii) Any and all obligations under this Lease that become due from and after the date that an Action is commenced and that are not paid as required by this Lease shall, in the amount of such rents, constitute administrative expense claims allowable under the Code with priority of payment at least equal to that of any other actual and necessary expenses incurred after the commencement of the Action;

                  (iii) Any extension of the time period within which Lessee may assume or reject this Lease without an obligation to cause all obligations coming due under this Lease from and after the date that an Action is commenced to be performed as and when required under this Lease shall be harmful and prejudicial to Lessor;

                  (iv) Any time period designated as the period within which Lessee must cure all defaults and compensate Lessor for all pecuniary losses which extends beyond the date of assumption of this Lease shall be harmful and prejudicial to Lessor;

                  (v) Any assignment of this Lease must result in all terms and conditions of this Lease being assumed by the assignee without alteration or amendment, and any assignment which results in an amendment or alteration of the terms and conditions of this Lease without the express written consent of Lessor shall be harmful and prejudicial to Lessor;

                  (vi) Any proposed assignment of this Lease to an assignee: (a) that will not use the Properties specifically in accordance with a franchise, license and/or area development agreement with the franchisor of Permitted Facilities, (b) that does not possess financial condition, operating performance and experience characteristics equal to or better than the financial condition, operating performance and experience of Lessee as of the Effective Date, or (c) that does not provide guarantors of the Lease obligations having a financial condition equal to or better than the financial condition of Guarantor as of the Effective Date, shall be harmful and prejudicial to Lessor;

                  (vii) The rejection (or deemed rejection) of this Lease for any reason whatsoever shall constitute cause for immediate relief from the automatic stay provisions of the Code, and Lessee stipulates that such automatic stay shall be lifted immediately and possession of the Properties will be delivered to Lessor immediately without the necessity of any further action by Lessor; and

                  (viii) This Lease shall at all times be treated as consistent with the specific characterizations set forth in Section 3 of this Lease, and assumption or rejection of this Lease shall be (a) in its entirety, (b) for all of the Properties, and (c) in strict accordance with the specific terms and conditions of this Lease.

         B. No provision of this Lease shall be deemed a waiver of Lessor's rights or remedies under the Code or applicable law to oppose any assumption and/or assignment of this Lease, to require timely performance of Lessee's obligations under this Lease, or to regain possession of the Properties as a result of the failure of Lessee to comply with the terms and conditions of this Lease or the Code.

         C. Notwithstanding anything in this Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as such, shall constitute "rent" for the purposes of the Code.

         D. For purposes of this Section addressing the rights and obligations of Lessor and Lessee in the event that an Action is commenced, the term "Lessee" shall include Lessee's successor in bankruptcy, whether a trustee, Lessee as debtor in possession or other responsible person.

         46. NO OFFER. No contractual or other rights shall exist between Lessor and Lessee with respect to the Properties until both have executed and delivered this Lease, notwithstanding that deposits may have been received by Lessor and notwithstanding that Lessor may have delivered to Lessee an unexecuted copy of this Lease. The submission of this Lease to Lessee shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for Lessee to lease or otherwise create any interest on the part of Lessee in the Properties.

         47. OTHER DOCUMENTS. Each of the parties agrees to sign such other and further documents as may be necessary or appropriate to carry out the intentions expressed in this Lease.

         48. ATTORNEYS' FEES. In the event of any judicial or other adversarial proceeding between the parties concerning this Lease, to the extent permitted by law, the prevailing party shall be entitled to recover all of its reasonable attorneys' fees and other costs in addition to any other relief to which it may be entitled. Lessor shall, upon demand, be entitled to all attorneys' fees and all other costs incurred in the preparation and service of any notice or demand hereunder, whether or not a legal action is subsequently commenced. References in this Lease to

Lessor's attorneys' fees and/or costs shall mean both the fees and costs of independent counsel retained by Lessor with respect to the matter and the fees and costs incurred in connection with the matter.

         49. ENTIRE AGREEMENT. This Lease and any other instruments or agreements referred to herein, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements except as herein provided. Without limiting the foregoing, Lessee specifically acknowledges that neither Lessor nor any agent, officer, employee or representative of Lessor has made any representation or warranty regarding the projected profitability of the business to be conducted on the Properties. Furthermore, Lessee acknowledges that Lessor did not prepare or assist in the preparation of any of the projected figures used by Lessee in analyzing the economic viability and feasibility of the business to be conducted by Lessee at the Properties.

         50. FORUM SELECTION; JURISDICTION; VENUE; CHOICE OF LAW. Lessee acknowledges that this Lease was partially negotiated in the State of Arizona, this Lease was partially executed and delivered in the State of Arizona, all payments under this Lease will be delivered in the State of Arizona (unless otherwise directed by Lessor or its successors) and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Lease, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona. Lessee and Lessor consent that they may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Lessee and Lessor waive and agree not to assert in any such action, suit or proceeding that they are not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. The creation of this Lease and the rights and remedies of Lessor with respect to the Properties, as provided herein and by the laws of the states in which the Properties are located, as applicable, shall be governed by and construed in accordance with the internal laws of the states in which the Properties are located, as applicable, without regard to principles of conflicts of law. With respect to other provisions of this Lease, this Lease shall be governed by the internal laws of the State of Arizona, without regard to its principles of conflicts of law. Nothing contained in this Section shall limit or restrict the right of Lessor or Lessee to commence any proceeding in the federal or state courts located in the states in which the Properties are located to the extent Lessor or Lessee deems such proceeding necessary or advisable to exercise remedies available under this Lease.

         51. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall be deemed an original.

         52. MEMORANDUM OF MASTER LEASE. Concurrently with the execution of this Lease, Lessor and Lessee are executing the Memorandum to be recorded in the applicable real property records with respect to each of the Properties. Further, upon Lessor's request, Lessee agrees to execute and acknowledge a termination of lease and/or quit claim deed in recordable form with respect to each of the Properties to be held by Lessor until the expiration or sooner termination of the Lease Term.

         53. NO BROKERAGE. Lessor and Lessee represent and warrant to each other that they have had no conversation or negotiations with any broker concerning the leasing of the

Properties. Each of Lessor and Lessee agrees to protect, indemnify, save and keep harmless the other, against and from all liabilities, claims, losses, costs, damages and expenses, including attorneys' fees, arising out of, resulting from or in connection with their breach of the foregoing warranty and representation.

         54. WAIVER OF JURY TRIAL AND PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES. LESSOR AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE, LESSEE'S USE OR OCCUPANCY OF ANY OF THE PROPERTIES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, LESSEE AND LESSOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHTS THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM EACH OTHER AND ANY OF THEIR AFFILIATES, OFFICERS, DIRECTORS, MEMBERS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER PARTY OR ANY OF THEIR AFFILIATES, OFFICERS, DIRECTORS, MEMBERS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY EITHER PARTY OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

         55. RELIANCE BY ENVIRONMENTAL INSURER AND LENDER. (a) Lessee acknowledges and agrees that Environmental Insurer may rely on the representations, warranties and covenants set forth in Section 16 of this Lease, that Environmental Insurer is an intended third-party beneficiary of such representations, warranties and covenants and that Environmental Insurer shall have all rights and remedies available at law or in equity as a result of a breach of such representations, warranties and covenants, including to the extent applicable, the right of subrogation.

         (b) Lessee acknowledges and agrees that Lender may rely on all of the representations, warranties and covenants set forth in this Lease, that Lender is an intended third-party beneficiary of such representations, warranties and covenants and that Lender shall have all rights and remedies available at law or in equity as a result of a breach of such representations, warranties and covenants, including to the extent applicable, the right of subrogation.

         56. DOCUMENT REVIEW. In the event Lessee makes any request upon Lessor requiring Lessor, Lender or the attorneys of Lessor or Lender to review and/or prepare (or cause to be reviewed and/or prepared) any documents, plans, specifications or other submissions in connection with or arising out of this Lease, then Lessee shall reimburse Lessor or its designee promptly upon Lessor's demand therefor for all out-of-pocket costs and expenses incurred by Lessor in connection with such review and/or preparation plus a reasonable processing and review fee.

         57. SUBSTITUTION. A. Subject to the fulfillment of all of the conditions set forth in the following subsection B, Lessee shall have the right to deliver a rejectable offer to Lessor (each, a "Rejectable Substitution Offer") to substitute a Substitute Property for a Property if:

                  (i) the terms of Section 21.B of this Lease permit such substitution (each, a "Casualty/Condemnation Substitution"); or

                  (ii) the terms of Section 23.A(ix)(1) of this Lease permit such substitution (each, a "FCCR Substitution").

         From and after the third anniversary of the Effective Date and subject to the fulfillment of all of the conditions set forth in the following subsection B, Lessee shall also have the right to deliver a Rejectable Substitution Offer to substitute any Property with a Substitute Property (each a "Discretionary Substitution"); provided, however, the number of Properties for which Lessee may do a Discretionary Substitution or FCCR Substitution shall not exceed three (3) Properties in the aggregate (the "Maximum Substitution Threshold"). Once Lessee has reached the Maximum Substitution Threshold, Lessee shall no longer be entitled to make any Discretionary Substitutions, but nevertheless shall be entitled to make a Rejectable Substitution Offer in order to pursue a FCCR Substitution.

         Each Rejectable Substitution Offer shall identify the proposed Substitute Property in reasonable detail and contain a certificate executed by a duly authorized officer of Lessee pursuant to which Lessee shall certify that in Lessee's good faith judgment such proposed Substitute Property satisfies as of the date of such notice, or will satisfy as of the date of the closing of such substitution, all of the applicable conditions to substitution set forth in this Section 57. Lessee agrees to deliver to Lessor all of the diligence information and materials contemplated by the provisions of Section 57.B of this Lease within 30 days after the delivery to Lessor of a Rejectable Substitution Offer.

         Lessor shall have 90 days after the delivery of a Rejectable Substitution Offer notice satisfying the requirements of the preceding paragraph to deliver to Lessee written notice of its election to either accept or reject the Rejectable Substitution Offer. Lessor's failure to deliver such notice within such time period shall be deemed to constitute Lessor's acceptance of the Rejectable Substitution Offer. If the Mortgage corresponding to the Property to be replaced is still outstanding, any rejection of the Rejectable Substitution Offer by Lessor shall not be effective unless it is consented to in writing by Lender. If Lessor accepts the Rejectable Substitution Offer or is deemed to have accepted the Rejectable Substitution Offer or if Lender does not consent in writing to any rejection of the Rejectable Substitution Offer by Lessor, then Lessee shall complete such substitution, subject, however, to the satisfaction of each of the applicable terms and conditions set forth in this Section 57.

         If Lessor rejects the Rejectable Substitution Offer pursuant to the previous paragraph for reasons other than that, in Lessor's reasonable judgment, the proposed Substitute Property would not have satisfied the applicable substitution conditions set forth in this Section 57, and such rejection is consented to by Lender, then:

                  (X) if such rejected Rejectable Substitution Offer was made with respect to a Casualty/Condemnation Substitution, the provisions of the last paragraph of Section 21.B and the last sentence of the second paragraph of Section 21.B shall be applicable;

                  (Y) if such rejected Rejectable Substitution Offer was made with respect to a FCCR Substitution, then the breach of the Aggregate Fixed Charge Coverage Ratio requirement which was the basis of such Rejectable Substitution Offer shall be deemed waived; and

                  (Z) if such rejected Rejectable Substitution Offer was made with respect to a Discretionary Substitution, this Lease shall terminate with respect to the Property which Lessee proposed to replace on the next scheduled Base Monthly Rental payment date (the "Early Substitution Termination Date") provided Lessee has paid to Lessor all Base Annual Rental, Additional Rental and all other sums and obligations then due and payable under this Lease as of such Early Substitution Termination Date. On the Early Substitution Termination Date, and provided Lessee shall have paid to Lessor all Base Annual Rental, Additional Rental and other sums and obligations then due and payable under this Lease as of the Early Substitution Date:

                           (i) the Base Annual Rental then in effect shall be
                  reduced by an amount equal to the product of (x) the Applicable Rent Reduction Percentage for the Property which Lessee proposed to replace, and (y) the Base Annual Rental then in effect; and

                           (ii) all obligations of Lessor and Lessee shall cease
                  as of the Early Substitution Termination Date with respect to such Property; provided, however, Lessee's obligations to Lessor with respect to such Property under any indemnification provisions of this Lease with respect to such Property (including, without limitation, Sections 16 and 19 of this Lease) and Lessee's obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to the Early Substitution Termination Date shall survive the termination of this Lease with respect to such Property or otherwise. This Lease shall, however, continue in full force and effect with respect to all other Properties.

         B. The substitution of a Substitute Property for a Property pursuant to the preceding subsection A shall be subject to the fulfillment of all of the following terms and conditions:

                  (i) The Substitute Property must:

                           (1) be a Permitted Facility, in good condition and
                  repair, ordinary wear and tear excepted;

                           (2) have a Fixed Charge Coverage Ratio (with the
                  definitions of Section 8.A being deemed to be modified, as contemplated by the following sentence to provide for a calculation of an individual "Fixed Charge Coverage Ratio" for the Substitute Property only) for the FCCR Period of not less than the greater of (X) 1.25:1 or (Y) the Fixed Charge Coverage Ratio for the Property to be replaced for such FCCR Period; provided that, with respect to each FCCR

                  Substitution, the Fixed Charge Coverage Ratio for the Substitute Property for such FCCR Period must also be high enough (after taking into account any other substitutions for Properties which are being consummated simultaneously therewith) to result in a cure of the breach of the Aggregate Fixed Charge Coverage Ratio requirement (it being understood and agreed that the determination of the Fixed Charge Coverage Ratio for the Substitute Property shall be based on an assumption that the Operating Lease Expense for the Substitute Property would be the same amount as the Operating Lease Expense for the Property to be replaced, as determined in accordance with the last sentence of this subitem (2)). For purposes of this subitem (2), the definitions set forth in
                  Section 8.A of this Lease with respect to the calculation of the Aggregate Fixed Charge Coverage Ratio shall be deemed modified as applicable to provide for the calculation of a Fixed Charge Coverage Ratio for each Property on an individual basis rather than on an aggregate basis with the other Properties. For purposes of such calculation, the Operating Lease Expense with respect to this Lease for each such Property shall equal the product of (x) the Applicable Rent Reduction Percentage for such Property, and (y) the Base Annual Rental then in effect;

                           (3) have a fair market value no less than the greater
                  of the then fair market value of the Property being replaced or the fair market value of such Property as of the Effective Date (in each case, determined without regard to this Lease, but assuming that while this Lease has been in effect, Lessee has complied with all of the terms and conditions of this Lease), as determined by Lessor, and consented to by Lender, utilizing the same valuation method as used in connection with the closing of the transaction described in the Sale-Leaseback Agreement, which was based upon the sum of (x) the fair market value of the land comprising such Property and (y) the replacement cost of the improvements located thereon;

                           (4) have improvements which have a remaining useful
                  life substantially equivalent to, or better than, that of the improvements located at the Property to be replaced;

                           (5) be conveyed to Lessor (or, if directed by Lessor,
                  to Lessor and a person designated to acquire the remainderman interest) by special or limited warranty deed, free and clear of all liens and encumbrances, except such matters as are reasonably acceptable to Lessor (the "Substitute Property Permitted Exceptions"); and

                           (6) be located in either (a) the same state as the
                  Property to be replaced is then located, or (b) in another state acceptable to Lessor in Lessor's reasonable discretion;

                  (ii) Lessor shall have inspected and approved the Substitute Property utilizing Lessor's customary site inspection and underwriting approval criteria. Lessee shall have reimbursed Lessor and Lender for all of their reasonable costs and expenses incurred with respect to such proposed substitution, including, without limitation, Lessor's third-party and/or in-house site inspectors' costs and expenses with respect to the proposed Substitute Property. Lessee shall be solely responsible for the payment of all costs and expenses resulting from such proposed substitution, regardless of whether such substitution is consummated, including, without limitation, the cost of title insurance and endorsements for both Lessor and Lender, survey charges, stamp taxes, mortgage taxes, transfer fees, escrow and recording fees, the cost of environmental policies or endorsements to the Environmental Policies as applicable, income and transfer taxes imposed on Lessor as a result of such substitution and the reasonable attorneys' fees and expenses of counsel to Lessee, Lessor and Lender;

                  (iii) Lessor shall have received a preliminary title report and irrevocable commitment to insure title by means of an ALTA extended coverage owner's policy of title insurance (or its equivalent, in the event such form is not issued in the jurisdiction where the proposed Substitute Property is located) for the proposed Substitute Property issued by Title Company and committing to insure Lessor's good and marketable title in the proposed Substitute Property, subject only to the Substitute Property Permitted Exceptions (as defined in the Sale-Leaseback Agreement) and containing endorsements substantially comparable to those required by Lessor at the Closing (as defined in the Sale-Leaseback Agreement) and Lender shall have received such title report and irrevocable commitment to insure its first priority lien encumbering the proposed Substitute Property as Lender shall reasonably require;

                  (iv) Lessor shall have received a current ALTA survey of the proposed Substitute Property, the form of which shall be comparable to those received by Lessor at the Closing and sufficient to cause the standard survey exceptions set forth in the title policy referred to in the preceding subsection to be deleted;

                  (v) Lessor shall have received an environmental insurance policy with respect to the proposed Substitute Property, or to the extent applicable, an endorsement to the Environmental Policies, the form and substance of which shall be satisfactory to Lessor in its sole discretion;

                  (vi) Lessee shall deliver, or cause to be delivered, with respect to Lessee and the Substitute Property, opinions of Counsel (as defined in the Sale-Leaseback Agreement) in form and substance comparable to those received at Closing (but also addressing such matters unique to the Substitute Property as may be reasonably required by Lessor);

                  (vii) no Event of Default shall have occurred and be continuing under any of the Sale-Leaseback Documents;

                  (viii) Lessee shall have executed such documents as may be reasonably required by Lessor as a result of such substitution, including amendments to this Lease and the Memorandum (the "Substitute Documents"), all of which documents shall be in form and substance reasonably satisfactory to Lessor;

                  (ix) the representations and warranties set forth in the Substitute Documents, this Lease and the Sale-Leaseback Agreement applicable to the proposed Substitute Property shall be true and correct in all material respects as of the date of substitution, and Lessee shall have delivered to Lessor an officer's certificate certifying to that effect;

                  (x) Lessee shall have delivered to Lessor certificates of insurance showing that insurance required by the Substitute Documents is in full force and effect;

                  (xi) Lessor shall have obtained an endorsement to the policy of residual value insurance issued to Lessor and Lender in connection with the transaction described in the Sale-Leaseback Agreement with respect to the proposed Substitute Property, which endorsement shall be in form and substance reasonably satisfactory to Lessor and Lender;

                  (xii) Lender shall have consented to the substitution of the proposed Substitute Property; and

                  (xiii) the date of the closing of the substitution shall occur no later than 20 days after the date of acceptance (or deemed acceptance) by Lessor of the Rejectable Substitution Offer.

         C. Upon satisfaction of the foregoing conditions set forth in
Section 57.B and provided Lessor has accepted the Rejectable Substitution Offer or is deemed to have accepted the Rejectable Substitution Offer, or while the Mortgage corresponding to such Property is still outstanding, any rejection of the Rejectable Substitution Offer by Lessor is not consented to in writing by the Lender:

                  (i) the proposed Substitute Property shall be deemed substituted for the Property to be replaced;

                  (ii) the Substitute Property shall be referred to herein as a "Property" and included within the definition of "Properties";

                  (iii) the Substitute Documents shall be dated as of the date of the substitution; and

                  (iv) Lessor shall convey the Property to be replaced to Lessee or a designee of Lessee "as-is" by quit-claim deed, subject to all matters of record (except for the Mortgage corresponding to the Property to be replaced and any other consensual liens granted by Lessor other than those granted by Lessor at the request of Lessee), and without representation or warranty.

         D. Notwithstanding the foregoing, nothing in this Section 57 shall be construed as limiting or otherwise adversely affecting the representations, warranties, covenants and characterizations set forth in Lease, including, without limitation, those provisions set forth in Section 3 of this Lease.

         58. REJECTABLE PURCHASE OFFER. A. If Lessor shall have given Lessee notice of a breach of the Aggregate Fixed Charge Coverage Ratio requirement under this Lease, Lessee shall have the right to deliver a rejectable offer to Lessor (a "Rejectable Purchase Offer") to purchase such of the Properties as is contemplated by Section 23.A(ix)(2), subject to the fulfillment of all of the conditions set forth in this Section 58.

         Lessor shall have 90 days from the delivery of the Rejectable Purchase Offer notice to deliver to Lessee written notice of its election to either accept or reject the Rejectable Purchase Offer. Lessor's failure to deliver such notice within such time period shall be deemed to constitute Lessor's acceptance of the Rejectable Purchase Offer. If the Mortgage corresponding to the Property to be purchased is still outstanding, any rejection of the Rejectable Purchase Offer by Lessor shall not be effective unless it is consented to in writing by Lender. If Lessor accepts the Rejectable Purchase Offer or is deemed to have accepted the Rejectable Purchase Offer or if Lender does not consent in writing to any rejection of the Rejectable Purchase Offer by Lessor, then Lessee shall complete such purchase, subject, however, to the satisfaction of each of the terms and conditions set forth in the following subsection B.

         If Lessor rejects the Rejectable Purchase Offer pursuant to the previous paragraph, and such rejection is consented to by Lender, then, the breach of the Aggregate Fixed Charge Coverage Ratio requirement which was the basis of such Rejectable Purchase Offer shall be deemed waived.

         B. The purchase of a Property pursuant to the preceding subsection A shall be subject to the fulfillment of all of the following terms and conditions:

                  (i) no Event of Default shall have occurred and be continuing under any of the Sale-Leaseback Documents;

                  (ii) Lessee shall have delivered to Lessor a certificate executed by a duly authorized officer of Lessee certifying to Lessor that Lessee does not own any properties which are available for substitution and which meet the applicable requirements for substitution set forth in Section 57;

                  (iii) the purchase of such Property (together with any other Properties which are being purchased simultaneously therewith) must result in a cure of the breach of the Aggregate Fixed Charge Coverage Ratio requirement;

                  (iv) Lessee shall have paid to Lessor the Subject Purchase Price (as defined below), together with all Base Annual Rental, Additional Rental and other sums and obligations then due and payable under this Lease as of the date of the closing of such purchase;

                  (v) Lessee shall be solely responsible for the payment of all costs and expenses resulting from such proposed purchase, regardless of whether the purchase is consummated, including, without limitation, to the extent applicable, the cost of title insurance and endorsements, including, survey charges, stamp taxes, mortgage taxes, transfer taxes and fees, escrow and recording fees, taxes imposed on Lessor as a result of such purchase, the attorneys' fees of Lessee and the reasonable attorneys' fees and expenses of counsel to Lessor and Lender; and

                  (vi) the date of the closing of such purchase shall occur on the next scheduled Base Monthly Rental payment date following Lessor's acceptance (or deemed acceptance) of the Rejectable Purchase Offer, but in no event later than 20 days after the date of acceptance (or deemed acceptance) by Lessor of such Rejectable Purchase Offer.

         On the date of the closing of the purchase of a Property pursuant to this Section (the "Rejectable Purchase Closing Date"), subject to satisfaction of the foregoing conditions:

                  (1) this Lease shall be deemed terminated with respect to such Property only, but this Lease shall continue in full force and effect with respect to all of the other Properties; provided, however, such termination shall not limit Lessee's obligations to Lessor with respect to such Property under any indemnification provisions of this Lease (including, without limitation, Sections 16 and 19 of this Lease) and Lessee's obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to the Rejectable Purchase Closing Date shall survive the termination of this Lease;

                  (2) the Base Annual Rental shall be reduced for each such Property by an amount equal to the product of (x) the Applicable Rent Reduction Percentage for such Property and (y) the Base Annual Rental then in effect; and

                  (3) Lessor shall convey such Property to Lessee "as-is" by quit-claim deed, subject to all matters of record (except for the Mortgage corresponding to the Property to be replaced and any other consensual liens granted by Lessor other than those granted by Lessor at the request of Lessee), and without representation or warranty.

                  For purposes of this Section 58, the term "Subject Purchase Price" shall mean the product of the amount specified on SCHEDULE I attached hereto which corresponds to the time period during which such purchase occurs multiplied by the Purchase Price for the Property being purchased.

         59. STATE SPECIFIC PROVISIONS. The provisions and/or remedies which are set forth on SCHEDULE II shall be deemed a part of and included within the terms and conditions of this Lease.

         60. CERTIFICATE. At any time, and from time to time, at or following the assignment by any Permitted Sublessee of its right, title and interest in any Permitted Sublease, Lessor, provided all of the conditions in Section 12 of the Permitted Sublease have been satisfied, agrees, promptly and in no event later than twenty (20) Business Days after a request from Lessee to execute, acknowledge and deliver to Lessee and any such Permitted Sublessee a certificate from Lessor, certifying that such Permitted Sublessee has been released from all liabilities, obligations and duties to Lessor under the Permitted Sublease.

         IN WITNESS WHEREOF, Lessor and Lessee have entered into this Lease as of the date first above written.

                                       LESSOR:

                                       ZUNO PROPERTY LLC,
                                       a Delaware limited liability company

                                       By: Zuno Equity LLC, a Delaware
                                           limited liability company, its member


                                           By: /s/ Laura A. Hawkes
                                              ---------------------------------
                                           Printed Name: Laura A. Hawkes
                                           Its: Vice President

                                       LESSEE:

                                       SL PROPERTIES, INC., a Massachusetts
                                       corporation


                                       By: /s/ Robert M. Vincent
                                          --------------------------------
                                       Printed Name: Robert M. Vincent
                                       Its: Vice President


                                       Lessee's Tax Identification Number:
                                       ___________________________________